PART A - PROSPECTUS - Value & Growth Portfolio



Texas Capital Value Funds - Prospectus  January 31, 2000
Table of Contents
What is the Fund's Investment Strategy?         2
What Risks are Involved?                        2
What Fees and Expenses Do I Pay?                3
How do I Purchase Shares?                       5
How do I Sell Shares?                           6
What Can the Fund  Invest In?                   8
What is the Charitable Giving Program?          9
How is the Fund Set Up?                         9
Who Runs the Fund ?                             9
What are the Fund's Brokerage Policies?         11
How are Fund Distributions and Taxes Handled?   12
Does the Fund Offer Retirement Accounts?        12
What Else do I Need to Know Before Investing?   13
How Has the Fund Performed?                     13
How Can I Reach the Fund?                       16


Phone Numbers
	Existing Accounts: 		        888-839-4769
	New Accounts & Information: 	        888-839-7424
						        512-328-9321

Ticker Symbol    Value & Growth Portfolio   TCVGX

This prospectus tells you what you need to know about the Value & Growth Portfolio, before you invest. First Austin
Capital Management, Inc. manages and administers the Fund and will be referred to as "we" or "us" in this prospectus. You should read this prospectus carefully before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved this security or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is not a solicitation by any Fund for the sale of shares in states in which the offering is not authorized. No one is authorized by the Fund to give information or make representations that are different from any material issued by the Fund or its Distributor. No one should rely on any other information or representation.

WHAT IS FUND'S INVESTMENT STRATEGY?

Objectives

Value & Growth Portfolio
	Capital appreciation by investing in equity securities of small domestic and foreign corporations.



What is the Fund's Investment Strategy?

We will seek to achieve our objectives by purchasing and holding stocks of both foreign and domestic companies. We practice quantitative techniques in the selection of stocks using a computer screening process to assist us in finding investment opportunities. Our screening process concentrates on a few of a company's fundamental ratios such as market price relative to company earnings (P/E), market price relative to company cashflow (P/CF), and market price relative to company net worth or bookvalue (P/B). We consider companies undervalued when these ratios are below average when compared to the market. These are by no means the only ratios that are considered, but they weigh heavily in the selection of securities. Qualitative factors are considered in investment selection, but their influence is usually minimal. The Fund is "non-diversified", meaning that it has the ability to invest a larger percentage of its overall assets in any one stock than do "diversified" funds.



We seek capital appreciation by investing in smaller capitalization companies that are undervalued. Most smaller capitalization companies have market capitalizations under $2 billion.

You should read What Can the Fund Invest In? and What Risks are Involved on pages 8 and 2 respectively, for more detailed information.

WHAT RISKS ARE INVOLVED?

General

Losing money is a risk associated with investing in all mutual funds.
Please read the other risks detailed below that apply to investing in our Fund.

Market Risk

Market Risk involves the possibility that the Fund's investments in equity securities will decline because of falls in the stock market, reducing the value of individual company's stocks regardless of the success or failure of an individual company's operations.

Small Capitalization Company Risk

Small capitalization company risk involves the greater risk of investing in less well-known companies that are smaller and more volatile, especially those that are traded infrequently, than investing in larger, frequently traded companies with proven track records.

Non-diversification Risk

Because the Fund is "non-diversified", you should be aware that investing in it may pose a greater than average risk by becoming more sensitive to a single economic, political, or regulatory occurrence.

Suitability

As you consider an investment in this Fund, you should also take into account your tolerance for the daily fluctuations of the financial markets and whether you can afford to leave your money in the Fund for long periods of time to ride out down periods. The Fund is not intended to be a complete investment program for investors.


Other Risks

	An investment in this Fund is not a deposit of any bank, and is not insured or guaranteed by the Federal Deposit
	Insurance Corporation or any other government agency.

Summary

The bar chart and table below illustrate the variability of the Fund's returns and the risks of investing. The bar chart shows how performance has varied from year to year. The table comapres the Fund's performance to that of a broad-based market index. This information is based on past performance.
It is not a prediction of future results.


[CHART SHOWING RETURNS FOR THE VALUE & GROWTH PORTFOLIO]


Value & Growth: 1996 26.3%
                1997 45.6%
                1998 -3.06%
      1/1/99-9/30/99 -20.43%



The inception date for Value & Growth was 11/6/95. Sales loads were not reflected in these performance numbers. If they were reflected, returns would be less than shown.

Best Quarter for above period (Q1 1998):	24.29%
Worst Quarter for above period (Q3 1998):	-32.35%


Average Annual Returns compared to Russell 2000 Index (as of December 31st, 1998)

            Value & Growth         Russell 2000
1998         -3.06%                 -2.55%
1997         45.54%                 22.36%
11/5/95-1997 26.33%                 16.49%

The Russell 2000 index is an unmanaged equity index comprising smaller U.S. companies and includes dividends reinvested.

WHAT FEES AND EXPENSES DO I PAY?

This table describes the fees and expenses that you may pay when you buy and hold shares of the Fund:

Shareholder Fees                          Value &
(fees paid directly from your investment) Growth
Max. Sales Charge
(Load) Imposed on
Purchases (as a %
of offering price)                        4.5%

Max. Sales Charge
(Load) Imposed on
Reinvested Dividends
and other Dostributions:                  None

Redemption Fees (as
a percentage of the
amount redeemed)                          See Below*

Exchange Fees:                            None**

Annual Fund Operating Expenses
(Expenses that are deducted from
Fund assets)

Management Fees                           1.00%

Distribution and
Service (12b-1) Fees                      0.25%

Other Expenses                            0.42%

Total Annual Fund
Operating Percentage:                     1.67%


* A $12 wire redemption fee may be charged to your account. There is a 2% redemption fee for investors who did not pay the initial sales charge if the redemption occurs within 90 days of investment. Please read "Redemption Fee" on page 7. A 1% redemption fee will apply to all who invest $1 million or more without paying the initial sales charge and redeem within one year. Please read "Sales Charges" on Page 5.





Example

The following table should help you understand the various costs and expenses that you would bear as a shareholder in the Fund and compare them to other Funds. The example assumes that you purchase $10,000 and pay the maximum sales load and earn a 5% annual rate of return and redeem at the end of the periods.


                 Value & Growth
1 year            $610
3 years           $940
5 years           $1300
10 years          $2310


You should not consider this example to be representative of past or future expenses or performance. Your actual expenses may be greater or less than shown above. Our advisory fee is higher than that paid by most funds.

12b-1 Plan

The Investment Company has adopted a plan under rule 12b-1 that allows the Fund to pay distribution fees for the sale and distribution of its shares. Specifically agents (brokers) of registered broker-dealers will distribute shares, and you will be charged, and your broker will collect, .25% of average daily net assets on the amount invested in the Fund. For investors who invest directly with the Fund, the Distributor will be the broker on the account. All 12b-1 fees will accrue daily and be paid monthly. According to the 12b-1 Plan, the services provided by selected broker-dealers are primarily designed to promote the sale of shares of the Fund and include the furnishing of office space and equipment, telephone facilities, personnel, and assistance to the Fund in servicing shareholders.

The fees collected under the 12b-1 plan may be used to pay for Fund supermarket fees. Supermarket fees are charged by financial institutions so that the Fund may be available for purchase and sale in a mutual fund marketplace.

Because the fees are ongoing, the distribution expense may increase the cost of your investment and may cost you more than if such amounts had been paid as an initial sales charge.

Sales Charges

The Fund is distributed through the broker-dealer community at an offering price which includes a sales charge. If you wish to purchase shares, the charge will be levied against the purchase amount, and it will be paid to your broker and the Distributor unless you meet one of the requirements below.

Sales charge as a percentage of assets invested
amount of                                           dealer discount
transaction                        price  value     as a % of price
less than $50,000                   4.5%  4.71%     4.0%
$50,000 but less than $100,000      4.0%  4.17%     3.5%
$100,000 but less than $250,000     3.5%  3.63%     3.0%
$250,000 but less than $500,000     2.5%  2.56%    2.25%
$500,000 but less than $1 million   2.0%  2.04%    1.75%
$1 million * and up                 1.0%*    0%       0%

*for single purchases aggregating $1 million or more, you will not pay an initial sales charge. The fund's advisor will pay the authorized broker the lesser of 1% or $15,000. On these purchases, a contingent deferred sales charge of 1% is levied on redemptions occurring within 1 year of the initial investment.

Ways to reduce or avoid paying the sales charge

Aggregation of Accounts

If you fit into one of the following categories, then you may aggregate accounts to qualify for a reduced sales charge:

	an individual, his or her spouse, or their children under 21 purchasing for their own account.

	a trustee or other fiduciary purchasing for a single fiduciary account (including an estate, pension, profit sharing, or employee benefit trust qualified under IRS Code Section 401)

	employee benefit plans of a single employer or affiliated employers.

Statement of Intention

You may write a letter of intent to invest $50,000 or more within a 13 month period and qualify for the reduced sales charge in the table above. Forms for this may be obtained from the Fund by writing or calling the Transfer Agent at 888-839-4769.

A letter of intent is not an obligation, but if you do not meet the goals detailed in the letter, you are required to pay the difference between the sales charge actually paid and the one that would have been required had you not signed the letter of intent.

Rights of Accumulation

You may get a cumulative discount by adding your current purchase to the net asset value of all shares (based on prices for the previous day) previously purchased and still owned in the Fund. To benefit from a right of accumulation, you must identify and communicate to the Fund shareholder service staff in writing all links to other accounts.

Sales Charge Exemptions

If you fit into one of the following categories, you are exempt from the sales charge:

	Charter Shareholder (shareholders with at least $10,000 with the Fund before December 31, 1995)

	Shareholder meeting the requirements of a Board approved investment program

	Qualified pension or profit sharing plans with ten or more employees

	Directors, Officers and Employees of the Fund, Advisor, and Distributor and their family members and retirement plans

	Registered Representatives of the NASD
	buying for their own account

	Discretionary accounts of bank trust
	departments

	Registered Investment Advisors buying for their clients and themselves

	Charities and religious organizations as defined by IRS Code 501(c)3

      Transfers from other mutual funds when
      dealing directly with the Distributor,
      excluding money market funds (funds that value their shares using Rule 2a-7 of the Investment Company Act of 1940) and excluding the Bear 500 Portfolio.

Redemption Fee

The Fund can experience substantial price fluctuations and is intended for long-term investors. Short-term market timers who engage in frequent purchases and redemptions can disrupt the Fund's investment programs and create additional transaction costs and account setup fees. For these reasons, the Fund will assess a 2% fee on redemptions (including exchanges) of Fund shares purchased and held for less than 90 days if the investor did not pay a sales load on shares purchased. Redemption fees will be paid to the Advisor to offset account costs. The Fund will use the FIFO (first-in, first-out) method to determine the 90 day holding period. Under this method, the date of redemption or exchange will be compared with the earliest purchase date of shares held in the account. If the holding period is less than 90 days, the fee will be assessed.

This fee does not apply to shares held as of January 31, 1999. In addition, the fee does not apply to any shares purchased through reinvested distributions (including dividends and capital gains). The Fund may waive the redemption fee at its discretion.

Other Fees
      Traditional and Roth IRA fees             $12.50
      Education IRA fees                        $5.00
      Refund of excess contributions            $15.00
      Distribution to participant               $15.00
      Transfer to successor trustee             $15.00
      Wire fee                                  $12.00
      NSF fee                                   $20.00


Other fees may be charged by other advisors, broker-dealers, or financial institutions in connection with purchases or sales of the Funds.

HOW DO I PURCHASE SHARES?

You may obtain copies of our application forms through our web site at www.texasfunds.com or by calling 800-839-4769.

Purchases through a broker

You may purchase shares in the Fund through any broker-dealer that has signed a sales agreement with the Fund or its affiliates. Broker-dealers may place Fund orders on behalf of shareholders by calling the Distributor. Some financial intermediaries may accept purchase and redemption orders for the Fund and may have a specialized agreement with the Fund for settlement and payment. The broker-dealer is responsible for placing purchase orders promptly with the Distributor and forwarding payment within three business days.

Direct Purchases

All completed applications and checks go to:

Sending via U.S. Mail
      Texas Capital Value Funds
      c/o Firstar Mutual Fund Services, LLC
      P.O. Box 701
      Milwaukee, WI  53201-0701

Sending via overnight courrier
      Texas Capital Value Funds, Inc.
      c/o Firstar Mutual Fund Services, LLC
      Mutual Fund Services
      615 E. Michigan Street, 3rd Floor
      Milwaukee, WI 53202-5207

Whenever you write a check, make sure you include your account number and the name on your account. You do not need a certified check, but the check must be drawn on a U.S. bank in U.S. dollars. Your purchase will be processed at the public offering price next calculated after your money and completed application is received by the transfer agent by the close of the New York Stock Exchange (currently 4:00 PM Eastern). A fee may be imposed if your check does not clear. The Fund reserves the right to reject all or part of any purchase.

Include the following information on all wire transfers
      Firstar Bank Milwaukee
      ABA#         075000022
      Firstar MFS  112952137
      Texas Capital Value Funds
      Shareholder Name
      Shareholder Account Number
      Social Security Number

Call 888-938-4769, and notify the transfer agent whenever you are wiring money. They can give you an account number over the phone if you are a first time investor.

You cannot redeem your investment if you purchased by wire until one business day after the completed account application is received by the Fund.

The Fund reserves the right to reject all or part of any purchase. If your payment and completed application are received in proper form before the close of trading on the New York Stock Exchange (currently 4:00 PM EST), Fund shares will be purchased at the next offering price calculated after trading closes.

Minimums

The minimum you may invest is $2000 unless you are using the Autovest Plan described below or unless we, at our discretion, waive the minimum. Subsequent investments are subject to a $100 minimum. The Fund can raise or lower minimums at its discretion.

Autovest Plan

Under the Autovest Plan, your money will be transferred from your bank account to your account with Texas Capital Value Funds on or about the 15th of each month or quarter. You can participate in the Autovest Plan by filling out the appropriate section of the New Account Forms. You are obligated to contribute at least $2000 the first year of the plan. You may obtain more information by calling the Transfer Agent.

HOW DO I SELL SHARES?

You may redeem all or part of your investment at closing net asset value any day the New York Stock Exchange is open. Redemption price is the next net asset value per share determined after your request is received in good order.

Things you should know about redeeming your shares:

      Checks will be remitted to the address of record only.

      If you request a wire, another $10 will be charged as a wire fee.

      You bear the risk of a loss that may result from unauthorized or fraudulent transactions that the Transfer Agent believes to be genuine.

      All owners of the account must sign
      redemption documents.

      The Fund may require additional documents in the case of shareholder death, corporate accounts, agent or fiduciary.

      Payment of redemption proceeds will be no later than the 7th day after receipt of signature guarantees and other necessary documents: or if you redeem shortly after purchase by check, the Fund will wait for notification that the check has cleared before processing your request. This could take up to 15 business days from the purchase date.

      The Fund may suspend the right of redemption in extraordinary circumstances in accordance with the rules set by the Securities and Exchange Commission.


      A redemption may result in recognition of a gain or loss to the shareholder for Federal
      Income Tax purposes.

      Redemption fees apply if you redeem within 90 days of purchase, see Redemption Fees

Written request for redemption

You may redeem your shares directly through the Fund via written request. For any amount over $25,000 you will need a signature guarantee as discussed below.

Telephone redemptions

You may redeem shares over the telephone only if you requested telephone redemption privileges on your account application. If you did not request this, you may do so in writing to the Transfer Agent with an accompanying signature guarantee.

Things you should know about telephone redemptions:

      You cannot redeem over the telephone if
      you paid by check and the payment has been on the books for less than 15 days.

      If the transfer agent is handling a large volume of calls you may have to send a redemption request via overnight mail.

      The Transfer Agent may ask certain
      questions that are designed to help confirm your identity as the shareholder of record.

Situations involving redemptions

If you redeem shares and then within 60 days change your mind, you may reinvest the redemption amount without paying the sales charge. This may be done once per shareholder. This one-time exemption is not used up if your intent is to reinvest the redemption amount in an IRA or Pension. If you realized any taxable gains on your redemption, this privilege will not alter your responsibility to the IRS. If you realized a loss, depending on the timing and amounts of the reinvestment, you may not be allowed to take the loss for tax purposes. Please consult your personal tax advisor before making these decisions.

If your account, because of redemptions, falls below $2000 and is not a retirement account or a UGMA/UTMA account then the Fund may redeem shares in your account. This does not apply if your account falls below $2000 because of a drop in Net Asset Value. If the Fund determines to make an involuntary redemption, you will be notified that your account is less than $2000 and you will have 30 days to bring your account value up to $2000 by investing more money before the Fund takes any action.

Signature Guarantees

To protect you and the Fund from fraud, signature guarantees are required for the following:

      All redemptions where the check to payable to anyone other than the shareholder of record or address for check remittance is different than the address of record.

      All requests to tranfer the registration of shares to another person.

      All authorizations to establish or change telephone redemption privileges other than the original account application.

      Whenever you redeem by mail.  In this
      case the guarantee must be on a written
      request or separate stock power assignment specifying number of shares.

      The Fund may waive any of the above
      requirements in certain instances.

Where To Get a Signature Guarantee

      Participants in good standing of the
      Securities Transfer Agents Medallion
      Program ("STAMP")

      Commercial banks which are members of
      the Federal Deposit Insurance
      Corporation ("F.D.I.C.")

      Trust companies

      Firms that are members of a domestic
      stock exchange

      Eligible guarantor institutions qualifying under Rule 17Ad-15 of the Securities
      Exchange Act of 1934 that are authorized by charter to provide signature guarantees

      Foreign branches of any of the above

The Transfer Agent cannot honor guarantees from notaries public, savings and loan associations, or savings banks.

WHAT CAN THE FUND INVEST IN?

The following should be read in conjunction with the section on page 3 entitled "What Risks are Involved?"

Portfolio Turnover
We may make changes in the Fund consistent with the Fund's policies when we believe doing so is in the best interest of the Fund. We anticipate Fund turnover to be higher than average for most Funds. High turnover may increase transaction costs and increase taxable gains. We consider these effects when evaluating short-term investments. We will invest the Fund primarily in common equities listed on the major U.S. Stock Exchanges, including American Depository Receipts, or securities convertible into common stocks. Up to 33% of the Fund's investment portfolio may include foreign based companies.

We do not use hedging techniques or short sales in the portfolio, nor do we use derivative investments. However, the Fund may hold cash, money market instruments, notes or bonds, or enter into repurchase agreements, all of which will be investment grade as determined by Moody's Investor Service Inc., or Standard & Poor's Corporation rating agencies.

Academic research and studies have shown that portfolios with low fundamental ratios described above may be associated with higher long-term investment results. Smaller companies have historically outperformed large companies over long periods, but also have shown significantly higher volatility.

Year 2000 Risk
The Fund, the distributor, the transfer agent, the custodian, the stock exchanges, and we at the Fund's advisor, rely heavily on computers. The year 2000 may have an adverse impact on the Fund and you should be aware that all parties involved are taking measures to minimize potential problems. The individual securities held in the Fund are also subject to risk from the turn of the century. You should be aware that many of the companies we may hold in the Fund may not be prepared for the year 2000 and as a result could incur losses that could adversely affect their stock price.

The Fund is non-diversified, which means the Fund must follow these guidelines:

      The Fund may not invest more than 25% of its total assets in any one issuer other than U.S.
      government securities.

      At the close of each quarter of the taxable
      year, at least 50% of the value of the Fund
      must be represented by:

            Cash and cash items, including U.S.
            government securities

            Other securities of different issuers
            in which the Fund cannot invest
            more than 5% of its assets, and at
            the same time, cannot own more
            than 10% of any one issuer.

We seek diversification only to be invested adequately in securities that we believe have a greater potential to outperform while maintaining our federal non-taxable status under Sub-Chapter M of the IRS Code.

Temporary Defensive Policy
The Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund's principal investment strategies in attempting to respond to adverse market, economic, political, or other conditions. By taking a temporary defensive position, the Fund may not achieve its investment objectives. The Fund may, for temporary defensive purposes, invest 100% of its assets in short-term debt instruments.

WHAT IS THE CHARITABLE GIVING PROGRAM?

We (the advisor) will donate up to 10% of our net earned proceeds from the advisory fees from the Fund to various charities each year. Shareholders who have investments in the Fund worth at least $15,000 will have the opportunity to designate any charity that falls under the non-profit 501(c)3 Section of the IRS Code. Since it is the Advisor (not the Fund) that is writing the check, there are no tax deductions for shareholders, nor is there any impact on the value of Fund holdings. The amount to be donated will be decided by us. Information on how you designate a charity will be in the annual reports.

WHO RUNS THE FUND?

Mark A. Coffelt, CFA
Chaiman of the Board of Directors of the Company and Chief Investment Officer of the Advisor, manages the investment program of this Fund and is primarily responsible for its day-to-day management. He is a Chartered Financial
Analyst of the Association of Investment Management and Research. Prior to founding the Investment Companys advisor, First Austin Capital Management, Inc. in 1987, he was Controller of Racal-Milgo, a data communications company. He received his B.A. in economics from Occidental College and his MBA from the Wharton School at the University of Pennsylvania.

B. David Flora IV, CFA
Co-Portfolio Manager
Mr. Flora attended the University of Texas where he earned a BA in Finance. He is a Chartered Financial
Analyst of the Association of Investment Management and Research. He founded Harvest Investment Management (1996). His other previous investment experience includes serving as Vice-President for Comerica Securities (1994-1995), Senior Consultant and Assistant Vice-President for Banc
One Securities (1991-1994), and Investment Executive for PaineWebber (1988-1991). Mr. Flora joined First Austin Capital management, Inc. in January 1997.

Eric D. Barden, CFA
Co-Portfolio Manager
Mr. Barden received a BA in Government and Economics from the University of Texas. He is a Chartered Financial
Analyst of the Association of Investment Management and Research. He joined First Austin Capital management in 1995. Previously, Mr. Barden was employed by Electronic Data Systems as an information systems associate
(1994) and by Neosho Basin Development Company as a consultant (1993).

Investment Advisor

First Austin Capital Management, Inc., is the advisor to the Fund, and a registered investment advisor with the Securities and Exchange Commission. The address for First Austin Capital Management, Inc. is:

2301 South Capital of Texas Highway
Building J-102
Austin, TX 78746

Mark Coffelt is the President and Chief Investment Officer of First Austin, and Chairman of the Board of Directors and President of the Fund Company. He founded the company in 1987 and First Austin now manages many other discretionary accounts other than the Fund, including individuals and institutions. The Board of Directors approved an Investment Advisory and Administrative Contract between the Fund Company and First Austin Capital Management, Inc. on August 19th, 1999. The Advisor provides day-to-day investment management services to the Fund, and also is responsible for administration.

Advisory Agreement

Under the advisory agreement, First Austin will furnish investment advice to the Fund and continuously review and recommend to the Company when and to what extent securities should be purchased or disposed of. The advisory agreement can be terminated at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund on 60 days prior written notice to us. Ultimate decisions regarding investment policy and individual purchases and sales of securities for the Fund are made not by the Advisor but by the Investment Company's Officers and Directors.

All Fund costs will be borne by us as part of fees charged with the exception of extraordinary legal expenses as determined by the Board of Directors, brokerage commissions, and custodial charges based upon transactions in the Fund. Marketing expenses will be primarily borne by the Distributor. For advisory services, the Company has agreed to pay us a flat fee of 1.00% per year. The advisory fee paid is higher than that paid by most investment companies. The Advisor has also absorbed all of the organizational costs associated with the Fund.

On-going legal and auditing expenses, federal and state registration fees, printing expenses for shareholder statements and prospectuses, and the cost of fidelity bond and other insurance are paid as part of its Advisory and Administrative Contract with the Fund company.

Transfer Agent and Accounting Services

The Company has contracted with Firstar Trust Company, Inc. for transfer agent and accounting services. You should call the transfer agent with questions about setting up or maintaining your account.

All shares are held in non-certificated form registered on the books of the Fund and the Transfer Agent for the account of the shareholder.

Distributor

The Fund's Underwriter and Distibutor is Rafferty Capital Markets, Inc., an NASD registered broker-dealer.

HOW DO FUND DISTRIBUTIONS AND TAXES WORK?

The Fund will pay out almost all of the investment income and realized capital gains that it accumulates through its investments. The portion of the distribution attributed to long-term gains in the Fund's investments will be passed through and become your responsibility as a shareholder as long-term capital gains regardless of the amount of time you have owned the Fund.

All short-term capital gains and income realized by the Fund will also be passed through and become your responsibility as a shareholder. These gains will be taxed at your ordinary income tax rate. Distributions will be paid at least annually and if necessary may be authorized more often by the Board of Directors.

You should realize that purchasing shares shortly before distribution payout may adversely affect you by reducing the net asset value by the amount of the distribution and leaving you with a tax liablity. You should also note that your investment may be subject to federal income tax when sold or when a distribution is made in cash or reinvested in additional shares.

The distributions that the Fund makes will be automatically reinvested with no sales charge, unless you specify on your application forms that you wish to be paid the distribution in cash.

You should note that exchanges may be taxable events and may be considered a separate purchase and sale for tax reasons. You should consider the tax consequences before exchanging your shares.

The Fund is required to withhold 31% of reportable payments to shareholders who have not complied with IRS regulations. To avoid this withholding, you must provide the following information on or with your application:

      Certification on a W-9 tax form

      Social Security Number

      Attestation that you are not subject to
      back-up withholding

      Certification that you are exempt from
      back-up withholding

DOES THE FUND OFFER RETIREMENT ACCOUNTS?

IRA's

The company offers the following types of IRA's

      Traditional IRAs
      Roth IRAs
      Roth Conversion IRAs
      Education IRAs
      SEP IRAs
      Rollover IRAs
      403(b)7s

The minimum for Retirement Accounts is $500, and each account may be subject to a trustee annual charge of $12.50 for Traditional and Roth IRAs and $5.00 for Education IRAs.

You should discuss each plan listed above with your personal tax advisor, and you should read the company's Retirement Booklet including important disclosures before opening an account. The Retirement Booklet is available at no charge by either calling the Fund at 888-839-7424 or visiting the Fund's website www.firstaustin.com.

WHAT ELSE DO I NEED TO KNOW BEFORE INVESTING?

Exchanges

You may exchange your shares in the Value & Growth Portfolio for shares of equal value in the Bear 500 Fund. A $5.00 fee will be assessed to your account for telephone exchanges. Please call the Transfer Agent to do this. Once you exchange shares by telephone or in writing, you cannot modify or cancel your decision. We discourage frequent exchanges and may restrict them at the Fund's discretion. The exchange will occur at the Net Asset Value next determined after the request has been received in good order.

Exchanges between the Bear 500 Portfolio and the Value & Growth Portfolio are not allowed without paying the applicable sales charges.

Reports

The Fund will send annual reports to shareholders containing certified financial statements and semi-annual reports containing unaudited financial statements.

Account Statements:      Provided Quarterly

Financial Reports:       Provided at least semi-annually

Confirmation Reports:    Provided after each transaction
                         that affects the account balance
                         or registration of shareholder.

To reduce expenses, one copy of each report will be mailed to each Tax ID even though you may have more than one account with the Funds.

Net Asset Value (Pricing)

The NAV will be determined as of the close of the New York Stock Exchange on each day the exchange is open. The NAV is determined using the following formula:

              Value of Fund Assets - Fund liabilities
NAV =         ---------------------------------------
              Number of Outstanding Shares

Fund securities are valued at the latest available market price. If market quotations are not readily available for some securities held by the Fund, the officers will value securities at fair market value in accordance with methods approved by the Board of Directors.

Litigation

As of the date of this Prospectus, there was no pending or threatened litigation involving the Fund in any capacity.

Auditors

Tait, Weller & Baker, Certified Public Accountants of Philadelphia, PA have been selected as the independent accountants and auditors of the Fund. Tait, Weller & Baker certify the financial statements of many mutual funds in the country. The firm has no direct or indirect interest in the Fund or its Advisor.

HOW HAS THE FUND PERFORMED?

The financial highlights table is intended to help you understand the Fund's financial performance since inception. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions). This information has been audited by Tait, Weller, & Baker, whose report, along with the Fund's financial statements, are included in the annual report, which is available upon request.


                            Value & Growth
                      9/98 to  9/97 to   9/96 to   11/95 to
                      9/99     9/98      9/97      9/96
Net Asset Value,
Beginning of Period   13.45    17.66    11.13       10.00

Income from
Investment Operations

net investment loss   (.20)    (.13)     (.03)       (.03)

net realized and      (.40)     (3.20)     7.03       1.17
unrealized gain on
investments

Total from Investment  (.60)      3.33     $7.00       $1.14
Operations

Less Distributions
net capital gains      N/A      (.88)     (.47)       (.01)

Net Asset Value End    12.85    $13.45    $17.66      $11.13
of Period

Total Return           (8.8)%   (19.7)%    64.9%       11.4%


Ratios/Supplemental
Data

Net Assets-
End of Period($000)    $31,104 $52,461    $27,799     $1,252
Ratios of Expenses
to Average Net Assets   1.72%   1.72%      1.83%       2.20%

net investment loss     (.93)% (.93)%     (.86)%     (0.51)%
portfolio turnover rate 247.9% 223.6%     103.3%        148%
average commissions      $.03   $.03       $.06        $.08
per share

Total return figures include reinvestment of all dividends and distributions and DO NOT reflect the maximum front-end sales charge. Operations commenced 11/6/95 for the Value & Growth Portfolio. All ratios have been annualized and are for the period shown, except for total return.

HOW DO I REACH THE FUND?

Advisor
First Austin Capital Management, Inc.
2301 South Capital of Texas Highway
Building J-102
Austin, Texas 78746
888-839-4769

Transfer Agent, Accountant, and Custodian
Firstar Trust Company
615 E. Michigan Street, 3rd Floor
Milwaukee, WI 53202
888-839-7424
Call for questions on your account

Distributor
Rafferty Capital Markets, Inc.
1311 Mamaroneck Avenue
White Plains, NY  10605

Mailing Address
Texas Capital Value Funds
c/o Firstar Mutual Fund Services, LLC
P.O. Box 701
Milwaukee, WI  53201-0701
Please send all account related correspondence here.

Independent Auditors
Tait, Weller & Baker
8 Penn Center, Suite 800
Philadelphia, PA  19103-2108

Counsel
Law Offices of Stephanie Djinis
7918 Jones Branch Drive Suite 600
McLean, VA  22102

SEC file # 801-31075
Inv Act  # 811-9088
www.texasfunds.com

More information about the Fund is available in the statement of additional information and in the Fund's annual and semi-annual reports to shareholders. They are available at no cost to you by calling 800-628-4077. The reports to shareholders contain management discussions of the market conditions and investment strategies that significantly affected the Fund's performance during the last fiscal year. You should also obtain and read the Fund's Retirement Booklet that has important disclosures and information relating to IRAs and other Retirement Accounts.


Information about the Fund, including the SAI, can be reviewed and copied at the Securities and Exchange Commissions Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room is available by calling 800-SEC-0330. Reports and other information about the Fund company are available on the SECs internet site at (http://www.sec.gov), and copies of this information may be obtained upon payment of a duplicating fee by writing the Public Reference Section of the SEC, Washington, D.C. 20549-6009.


Texas Capital Value Funds, Inc.



Value & Growth Portfolio     CUSIP #882241102

PART A - PROSPECTUS - BEAR 500 PORTFOLIO

Texas Capital Value Funds, Inc.
Bear 500 Portfolio Prospectus
January 31, 2000


Table of Contents
What is The Fund's Investment Strategy?         2
What Risks are Involved?                        2
What Fees and Expenses Do I Pay?                3
How do I Purchase Shares?                       5
How do I Sell Shares?                           6
What Can the Fund Invest In?                    8
What is the Charitable Giving Program?          9
Who Runs the Funds?                             9
How do Fund Distributions and Taxes Work?       11
What Else do I Need to Know Before Investing?   12
How Can I Reach the Fund?                       13



CUSIP Symbols
Bear 500 CUSIP #000000000
ticker symbol         Bear 500 Fund         GRRRX

Internet Site Applications & Information www.bear500.com

Phone Number New & Existing Accounts 888-839-7424

This prospectus tells you what you need to know about the Bear 500 Portfolio of the Texas Capital Value Funds, Inc., before you invest. The Bear 500 Portfolio will be referred to as the Bear 500 Fund, or simply, the Fund in this prospectus. First Austin Capital Management, Inc. manages and administers the Funds and will be referred to as "we" or "us" in this prospectus. You should read this prospectus carefully before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This Prospectus is not a solicitation by the Fund for the sale of shares in states in which the offering is not authorized. No one is authorized by the Fund to give information or make representations that are different from any material issued by the Fund or its Distributor.
No one should rely on any other information or representation.

WHAT IS THE FUND'S
INVESTMENT STRATEGY?

Objective

The Bear 500 Fund seeks to provide investment results that inversely correlate to the performance of the S&P 500 Composite Stock Price Index TM
(S&P 500 Index). The S&P 500 Index is a capitalization-weighted index composed of 500 common stocks, which are chosen by the Standard & Poor's Corporation on a statistical basis. The Standard & Poor's Corporation, a division of The McGraw-Hill Companies, Inc. is not a sponsor of, nor in any way affiliated with, the Fund. The Fund will attempt to achieve its objective by entering into positions in stock index futures contracts, options on such contracts, and options on securities and on stock indicies. The Fund will also hold U.S. Government securities as a substantial portion of its assets.

If the Bear 500 Fund is successful in meeting its objective, the net asset value of Bear 500 shares will increase in direct proportion to any decrease in the level of the S&P 500 Index. Conversely, the net asset value of Bear 500 shares will decrease in direct proportion to any increase in the level of the S&P 500 Index. Thus, investors in the Fund may experience substantial losses during sustained periods of rising U.S. equity prices.

The Bear 500 Portfolio involves special risks, some not traditionally associated with mutual funds. Investors should carefully review and evaluate these risks in considering an investment in the Fund to determine whether the investment is appropriate.

WHAT RISKS
ARE INVOLVED?

General
Losing money is a risk associated with investing in all mutual funds. Please read the other risks detailed below that apply to investing in the Fund.

Market Risk
Market Risk involves the possibility that the value of the Fund's investments in securities will decline because of a rising stock market, reducing the net asset value of the Fund's shares.

Shareholders in the Fund should lose money while prices of the securities in the S&P 500 Index increase. This is the opposite result expected of investing in a traditional equity mutual fund in a generally rising stock market.

Non-diversification Risk
Because the Fund is "non-diversified", you should be aware that investing in it may pose a greater than average risk by becoming more sensitive to a single economic, political, or regulatory occurrence.

Suitability
Since the Fund is structured to meet narrowly defined investment objectives, it is intended to be used as part of an asset allocation strategy and in no way should constitute, by itself, a balanced investment plan. The Fund is designed principally for experienced investors and not for inexperienced or less sophisticated investors.

Tracking Error Risk
While the Fund does not expect returns to deviate from its objective of inversely correlating to the S&P 500 Index by more than ten percent over a twelve month period, factors such as Fund expenses, imperfect inverse correlation between the Fund's investments and the components of the S&P 500 Index, rounding of share prices, changes to the S&P 500 Index, and regulatory policies may affect the Fund's ability to achieve perfect inverse correlation. Additionally, the magnitude of any tracking error may be affected by a higher portfolio turnover rate and/or the amount of investor purchases and redemptions.

You should also be aware that even if there is a perfect inverse correlation between the Fund and the return of the S&P 500 Index on a daily basis, compounding over time can significantly alter the inverse correlation.
For example, if the Fund achieved a perfect inverse correlation with the S&P 500 Index on every trading day over an extended period and the level of the S&P 500 Index significantly decreased during that period, compounding would cause an increase in the Fund's net asset value by a percentage that is somewhat greater than the percentage the S&P 500 Index returns decreased.

The Fund intends to pursue its investment objectives regardless of market conditions and does not intend to take defensive positions in anticipation of rising U.S. equity prices. Consequently, investors in the Fund may experience substantial losses during sustained periods of rising U.S. equity prices.

Interest Rate Risk
The Fund will most likely hold U.S. Government Securities as a substantial portion of its assets. Yields on short-, intermediate-, and long-term U.S. Government Securities are dependent on a variety of factors, including the general conditions of the money and bond markets, the size of a particular offering and the maturity of the obligation. Debt securities with longer maturities tend to produce higher capital appreciation and depreciation than obligations with shorter maturities and lower yields. The market value of U.S. Government Securities generally varies inversely with changes in market interest rates. Thus, an increase in market interest rates would generally reduce the market value of the Fund's portfolio investments in U.S. Government Securities, while a decline in such rates would generally increase the market value of a Fund's investments in these securities.

Default Risk
U.S. Government Securities are high-quality instruments issued or guaranteed as to principal or interest by the U.S. Treasury or by an agency or instrumentality of the U.S. Government. Since the Fund holds a substantial portion of its assets in these securities, you should be aware that not all U.S. Government Securities are backed by the full faith and credit of the United States. Some are backed by the right of the issuer to borrow from the U.S. Treasury; others are backed by discretionary authority of the U.S. Government to purchase the agencies' obligations; while others are supported only by the credit of the instrumentality. In the case of securities not backed by the full faith and credit of the United States, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Although we believe the risk of default for these securities is minimal, you should be aware that it is possible.


Trading Halts
The Fund will typically hold short-term options and futures contracts. The major exchanges on which these contracts are traded, such as the Chicago Mercantile Exchange and the Chicago Board of Options Exchange, have established limits on how much an option or futures contract may decline over various time periods within a day. If an option or futures contract's price declines more than the established limits, trading on the exchange is halted on that instrument. If a trading halt occurs at the close of a trading day, the Fund may not be able to purchase or sell options or futures contracts. In such an event, the Fund may also be required to use a "fair-value" method to price its outstanding contracts. A trading halt by one of the exchanges at the end of a business day would constitute an emergency situation under SEC regulations. In such and emergency, the Fund would not be able to accept investors' orders for purchases or redemptions received earlier during the business day.

Year 2000 Risk
The Fund depends upon the smooth functioning of computer systems in almost every aspect of its business. Like other mutual funds, businesses and individuals around the world, the Fund could be adversely affected if the computer systems used by its service providers do not properly process dates on and after January 1, 2000. The Company has asked its service providers whether they expect to have their computer systems adjusted for the year 2000 transition, and received assurances from all that they are devoting significant resources to prevent material adverse consequences to the Fund.
You should be aware, however, that if these assurances prove to be incorrect, you may experience losses.

Other Risks
The Bear 500 Fund expects that a substantial portion of the Fund's investors will be professional investors, brokers, and advisors who intend to invest in the Fund as part of their tactical investment strategies for themselves or their clients. These investors are likely to redeem or exchange their Fund shares frequently to take advantage of anticipated changes in market conditions. These strategies employed by Fund shareholders may result in considerable assets moving in and out of the Fund. Consequently, the Fund expects unusually high portfolio turnover, which will cause the realization of capital gains and losses, higher expenses, increased transaction fees, and additional costs. Additionally, high turnover may adversely affect the ability of the Fund to meet its investment objective.

WHAT FEES AND EXPENSES DO I PAY?
This table describes the fees and expenses that you may pay when you buy and hold shares of the Fund:

Shareholder Fees

Maximum Sales Charge (Load) Imposed
on Purchases (as a % of offering price)   None

Maximum Deferred Sales Charge (Load)      None

Maximum Sales Charge (Load) Imposed
on Reinvested Dividends                   None

Redemption Fees                           See Below*

Exchange Fees                             None


Annual Fund Operating Expenses

Management Fees                           1.00%
Distribution and Service (12b-1) Fees     1.00%
Other Expenses**                          0.70%

Estimated Total Annual Fund Expenses      2.70%

* (a) A $12 wire fee may be charged to your account.
  (b) There is a redemption fee equal to 1% of the amount redeemed for investors who redeem within 90 days of investment. Please read "Redemption Fee" on page 6.

**Other fees include administrative fees that are expected to decline as Fund assets increase.


Example
The following table should help you understand the various costs and expenses that you would bear as a shareholder in the Fund and compare them to those of other Funds. The example assumes that you purchase $10,000 and earn a 5% annual rate of return and redeem at the end of the periods.

1 year     $273

3 years    $837


12b-1 Plan

The Investment Company has adopted a plan under rule 12b-1 that allows the Funds to pay distribution and service fees for the sale and distribution of its shares and servicing of shareholder accounts. Specifically agents (brokers) of registered broker-dealers will distribute shares and service shareholder accounts, and you will be charged, and your broker will collect, 1% of average daily net assets on the amount invested in the Funds. For investors who invest directly with the Fund, the distributor will be the broker on the account. All 12b-1 fees will accrue daily and be paid monthly. According to the 12b-1 Plan, the services provided by selected broker-dealers are primarily designed to promote the sale of shares of the Funds and include the furnishing of office space and equipment, telephone facilities, personnel, and assistance to the Fund in servicing shareholders. Fund 12(b)-1 fees will continue indefinitely and shares will not be converted to another lower-expense class.

The fees collected under the 12b-1 plan may be used to pay for Fund "supermarket fees". Supermarket fees are charged by financial institutions so that the Fund may be available for purchase and sale in a mutual fund marketplace.

Because the fees are ongoing, the distribution expense may increase the cost of your investment and may cost you more, particularly if you hold shares on a long-term basis, than if such amounts had been paid as an initial sales charge.

The structure of the Bear 500 Fund is similar to Class "C" shares offered by many other mutual fund companies. The Bear 500 Fund, and similarly structured funds with class "C" shares, have no front-end sales charges. Thus, your purchase will be effected at net asset value and your broker will be compensated via the 12b-1 fees. There are no Contingent Deferred Sales Charges (CDSCs) associated with the Fund; however, the Fund does impose a redemption fee to cover the costs associated with short-term investments that is described below.

Note concerning sales charges:

The other series of the Texas Capital Value Funds have provisions that allow certain classes of investors to waive part or all of the Fund's sales charges. Purchasers of the Bear 500 Fund are NOT eligible for exemptions that would waive any part of or all of the 12b-1 fees assessed.

Redemption Fees

The Fund can experience substantial price fluctuations and is intended for long-term investors as part of an asset allocation strategy. Short-term "market timers" who engage in frequent purchases and redemptions can disrupt the Fund's investment programs and create additional transaction costs and account setup fees.
For these reasons, the Fund will assess a 1% fee on redemptions of Fund shares purchased and held for less than 90 days. Redemption fees will be paid to the Advisor to offset account costs. The Fund will use the FIFO (first-in, first-out) method to determine the 90-day holding period. Under this method, the date of redemption or exchange will be compared with the earliest purchase date of shares held in the account. If the holding period is less than 90 days, the fee will be assessed. The fee does not apply to any shares purchased through reinvested distributions
(including dividends and capital gains). The Fund may waive the redemption fee at its discretion.

Other Fees
Traditional and Roth IRA fees      $12.50
Education IRA fees                 $5.00
Refund of excess contributions     $15.00
Distribution to participant        $15.00
Transfer to successor trustee      $15.00
Wire fee                           $12.00
NSF fee                            $20.00

Other advisors, broker-dealers, or
financial institutions may charge
fees in connection with purchases
or sales of Fund shares.

HOW DO I PURCHASE SHARES?

You may obtain copies of our application forms by calling the Fund company directly, or through our web site at www.bear500.com.


Purchases through a broker

You may purchase shares in the Fund through any broker-dealer that has signed a sales agreement with the Fund or its affiliates. Broker-dealers may place Fund orders on behalf of shareholders by calling the Distributor. Some financial intermediaries may accept purchase and redemption orders for the Fund and may have a specialized agreement with the Fund for settlement and payment.
The broker-dealer is responsible for placing purchase orders promptly with the Distributor and forwarding payment within three business days. Orders will be processed only after receipt in good order.

Direct Purchases

All completed applications and checks go to:

Sending via U.S. Mail

Texas Capital Value Funds
c/o Firstar Mutual Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701

Sending via overnight courier

Texas Capital Value Funds, Inc.
c/o Firstar Mutual Fund Services, LLC
Mutual Fund Services
615 E. Michigan Street, 3rd Floor
Milwaukee, WI 53202-5207

Include the following information on
all wire transfers

Firstar Bank Milwaukee
ABA# 075000022
Firstar MFS 112952137
Texas Capital Value Funds
Shareholder Name
Shareholder Account Number
Social Security Number

Call 888-839-7424, and notify the transfer agent whenever you are wiring money. They can give you an account number over the phone if you are a first time investor. The Fund reserves the right to reject all or part of any purchase. If your payment and completed application are received in proper form before the close of trading on the New York Stock Exchange (currently 4:00 PM EST), Fund shares will be purchased at the next offering price calculated after trading closes.

Whenever you write a check,
make sure you include your
account number and the name
on your account. You do not
need a certified check, but the
check must be drawn on a U.S.
bank in U.S. dollars. Your
purchase will be processed at
the public offering price next
calculated after the request is
received in good order.
A fee may be imposed if your check
does not clear.

You cannot redeem your invest-
ment if you purchased by wire
until one business day after the
completed account application
is received by the Fund.


Minimums
The minimum you may invest for regular accounts is $2000, and $500 for retirement accounts unless you are using the Autovest Plan described below or unless we, at our discretion, waive the minimum. Subsequent investments are subject to a $100 minimum. The Fund can raise or lower minimums at its discretion.

HOW DO I SELL SHARES?
You may redeem all or part of your investment at closing net asset value any day the New York Stock Exchange are open.
Redemption price is the next net asset value per share determined after your request is received in good order.

Things you should know about redeeming your shares:

 Checks will be remitted to the address of record only.

 If you request a wire, another $12 will be charged as a wire fee.

 You bear the risk of a loss that may result from unauthorized or fraudulent transactions that the Transfer Agent believes to be genuine.

 All owners of the account must sign redemption documents.

 The Fund may require additional documents in the case of shareholder death, corporate accounts, agent or fiduciary.

 Payment of redemption proceeds will be made no later than the 7th day after receipt of signature guarantees and other necessary documents.

 The Fund may suspend the right of redemption in extraordinary circumstances in accordance with the rules set by the Securities and Exchange Commission.

 If you redeem shortly after purchase by check, the Fund will wait for notification that the check has cleared before processing your request. This could take up to 15 business days from the purchase date.

 A redemption may result in recognition of a gain or loss to the shareholder for Federal Income Tax purposes.

 Redemption fees apply if you redeem within 90 days of purchase, see "Redemption Fees"on page 6.


Written request for redemption

You may redeem your shares directly through the Fund via written request. For any amount over $5000 you will need a signature guarantee as discussed below.

Telephone redemptions

You may redeem shares over the telephone only if you requested telephone redemption privileges on your account application. If you did not request this, you may do so in writing to the Transfer Agent with an accompanying signature guarantee.

Things you should know about telephone redemptions:

 You may only redeem via telephone between 9:00 AM and 3:40 PM EST

 You cannot redeem over the telephone if you paid by check and the payment has been on the books for less than 15 days.

 If the transfer agent is handling a large volume of calls you may have to send a redemption request via overnight mail.

 The Transfer Agent may ask certain questions that are designed to help confirm your identity as the shareholder of record.

Special situation involving redemptions

If your account, because of redemptions, falls below $2000 and is not a retirement account or a UGMA/UTMA account then the Fund may redeem shares in your account. This does not apply if your account falls below $2000 because of a drop in Net Asset Value. If the Fund determines to make an involuntary redemption, you will be notified that your account is less than $2000 and you will have 30 days to bring your account value up to $2000 by investing more money before the Fund takes any action.

Signature Guarantees

To protect you and the Fund from fraud, signature guarantees are required for the following:

 All redemptions where the check is payable to anyone other than the shareholder of record or address for check remittance is different than the address of record.

 All requests to transfer the registration of shares to another person.

 All authorizations to establish or change telephone redemption privileges other than the original account application.

 Whenever you redeem by mail. In this case the guarantee must be on a written request or separate stock power assignment specifying number of shares.

 The Fund may waive any of the above requirements in certain instances.

Where To Get a Signature Guarantee

 Participants in good standing of the Securities Transfer Agents
Medallion Program ("STAMP")

 Commercial banks that are members of the Federal Deposit Insurance Corporation ("F.D.I.C.")

 Trust companies

 Firms that are members of a domestic stock exchange

 Eligible guarantor institutions qualifying under Rule 17Ad-15 of the Securities Exchange Act of 1934 that are authorized by charter to provide signature guarantees

 Foreign branches of any of the above

The Transfer Agent cannot honor guarantees from notaries public, savings and loan associations, or savings banks.

WHAT CAN THE FUNDS INVEST IN?
The following should be read in conjunction with the section on page 2 entitled "What Risks are Involved?"

We may make changes in the Fund consistent with Fund policies when we believe doing so is in the best interest of the Fund.
We anticipate a turnover rate that is consistent with accomplishing our investment objective. You should be aware that high turnover may increase transaction costs and increase taxable gains. We will use Fund assets primarily to engage in the sale of S&P 500 Index futures, options on futures, and short-selling of S&P 500 Depositary Receipts. We will collateralize these financial instruments with U.S. Government Securities. These
U.S. Government Securities will be deposited with futures commission merchants as initial or variation margin, and used for liquidity purposes.

Futures Contracts and Options on Futures

The Bear 500 Fund may purchase and sell stock index futures contracts and options on such futures contracts, and may do so as a substitute for a comparable market position in the underlying securities in order to hedge or limit the exposure of its position, for tax-related purposes, or to effect closing transactions.

A futures contract obligates the seller to deliver (and the purchaser to take delivery of) the specified security on the expiration date of the contract. The purchaser of an index futures contract is obligated to take (and the seller is obligated to deliver) an amount of cash equal to a specific dollar amount times the difference between the value of a specific index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying securities in the index is made.

If the Bear 500 Fund writes an option on a futures contract, it becomes obligated to assume a position in the futures contract at a specified exercise price at any time during the term of the option in return for a premium.
If the Fund writes a call option, it assumes a short futures position. If it writes a put, it assumes a long futures position. When the Fund purchases an option on a futures contract, it acquires the right in return for the premium it pays to assume a position in a futures contract. If the option is a call, the Fund would assume a long position in the futures, and conversely, if the option is a put, the Fund would assume a short position in the futures. The Fund will only purchase or sell futures and options on futures that are traded on a U.S.
exchange or board of trade.

The Fund may realize a gain or loss on its investments in futures or options on futures depending upon the movement in the underlying index. You should be aware that the Fund has the potential for unlimited loss when:

1. writing unhedged call options on futures, or
2. taking an unhedged short position in futures contracts.

Indexed Securities

The Bear 500 Fund may purchase indexed securities. Indexed securities have a value which varies positively or negatively in relation to the value of other securities indices, or financial indicators. Usually an indexed security is a deposit whose value at maturity is determined by reference to a specific instrument or statistic.
Indexed securities are subject to performance of the index to which it relates and may be more volatile than the underlying index.

Short Sales

The Bear 500 Fund may engage in short sale transactions under which the Fund sells a security that it does not own and eventually close the transaction by delivering the underlying security to the buyer. The short seller accomplishes this by purchasing the security that was being borrowed in the open market. The price at the time of replacement may be more or less than when the short sale was enacted. Until the security is replaced, the Fund is required to pay the lender amounts equal to any dividends that accrue during the period of the loan. The broker will retain the proceeds of the short sale to the extent necessary to meet margin requirements until the short position is closed out.

Until the short position is closed out, or the borrowed stock is replaced, the Fund will:

1. maintain an account containing cash or liquid assets so that:
    a. the amount deposited in the account plus that amount deposited with the broker as collateral will equal the current value of the stock sold short; and
    b. the amount deposited in the account plus the amount deposited with the broker as collateral will not be less than the market value of the stock at the time the stock was sold short;

or

2. otherwise cover the Fund's short position.

U.S. Government Securities

The Bear 500 Fund invests in U.S. Government Securities in order to deposit such securities as initial or variation margin, as "cover" for the investment techniques it employs, as part of a cash reserve and for liquidity purposes. U.S.
Government Securities include direct obligations of the U.S.
Treasury such as Treasury bills, Treasury notes, and Treasury bonds.

Borrowing

The Fund may borrow money as a temporary measure for extraordinary or emergency purposes and to meet redemption requests without immediately selling portfolio securities.
In addition, each Fund may lend securities to broker-dealers and financial institutions, provided that the borrower at all times maintains cash collateral in an amount equal to at least 100% of the market value of the securities loaned. Such loans will not be made if they result in aggregate loans exceeding 33 1/3% of the Fund's total assets. You should read the SAI for more information.

The Fund is "non-diversified", which means the Fund must follow these guidelines:

 The Fund may not invest more than 25% of its total assets in any one issuer other than U.S. Government Securities.

 At the close of each quarter of the taxable year, at
least 50% of the value of the Fund must be represented by:

	 Cash and cash items, including U.S. Government Securities

   Other securities of different issuers in which the Fund cannot invest more than 5% of its assets, and at the same time, cannot own more than 10% of any one issuer.

WHAT IS THE CHARITABLE
GIVING PROGRAM?

We (the advisor) will donate up to 10% of our net earned proceeds from the advisory fees from the Fund to various charities each year. Shareholders who have investments in the Fund worth at least $15,000 will have the opportunity to designate any charity that falls under the non-profit 501(c)3 Section of the IRS Code. Since it is the Advisor (not the Fund) that is writing the check, there are no tax deductions for shareholders, nor is there any impact on the value of Fund holdings. The amount to be donated will be decided by us. Information on how you designate a charity will be in the annual reports.

WHO RUNS
THE FUND?

Mark A. Coffelt, CFA
Chairman of the Board of Directors
Chief Investment Officer of the Advisor
Mr. Coffelt manages the investment program of the Fund and is primarily responsible for its day-to-day management.
He is a Chartered Financial Analyst of the Association of Investment Management and Research. Prior to founding the Investment Company's advisor, First Austin Capital Management, Inc. in 1987, he was Controller of Racal-Milgo, a data communications company. He received his B.A. in economics from Occidental College and his MBA from the Wharton School at the University of Pennsylvania.

Brian T. Bares
Co-Portfolio Manager
Mr. Bares received his Bachelor of Science degree in Mathematics from the University of Nebraska. He has been with First Austin since 1997, where he is a co-portfolio manager and the head trader.
Previously, Mr. Bares was vice-president of Convenience
Design Inc. (1995-1997) and co-founder of Strength
Magazine, a publishing company (1995). He currently serves as a Director of Bellevue Optical, a privately held eyewear store. Mr. Bares is a level II candidate for the Chartered Financial Analyst designation.

B. David Flora IV, CFA
Co-Portfolio Manager
Mr. Flora attended the University of Texas where he earned a BA in Finance. He is a Chartered Financial
Analyst of the Association of Investment Management and Research. His previous investment experience includes serving as Vice-President for Comerica
Securities (1994-1995), Senior Consultant and Assistant
Vice-President for Banc One Securities (1991-1994), and
Investment Executive for PaineWebber (1988-1991). Mr. Flora joined First Austin Capital management, Inc. in January 1997.



Investment Advisor
First Austin Capital Management, Inc., is the advisor to the Fund, as well as the other series of the Texas Capital Value Funds, and a registered investment advisor with the Securities and Exchange Commission. The address for First Austin Capital Management, Inc. is:

2301 South Capital of Texas Highway
Bldg. J-102
Austin, TX 78746


Mark Coffelt is the President and Chief Investment Officer of First Austin, and Chairman of the Board of Directors and President of the Fund Company. He founded the company in 1987 and First Austin now manages many other discretionary accounts in addition to the Funds, including accounts of individuals and institutions. The Board of Directors approved an Investment Advisory and Administrative Contract between the Fund Company and First Austin Capital Management, Inc. on August 19th, 1999. The Advisor provides day-to-day investment management services to the Funds, and also is responsible for administration.

Advisory Agreement

Under the advisory agreement, First Austin will furnish investment advice to the Fund and continuously review and recommend to the Company when and to what extent securities should be purchased or disposed of. The advisory agreement can be terminated at any time, without the payment of any penalty, by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund on 60 days prior written notice to us. Decisions regarding investment policy and individual purchases and sales of securities for the Fund are made by the Advisor but, the Investment Company's Officers and Directors are ultimately responsible for oversight of the Advisor's implementation of the Fund's advisory and administrative duties. All Fund costs will be borne by us as part of fees charged with the exception of extraordinary legal expenses as determined by the Board of Directors, brokerage commissions, and custodial charges based upon transactions in the Funds. Marketing expenses will be primarily borne by the Distributor. For advisory services, the Company has agreed to pay us a flat fee of 1.00% per year. The Advisor has also absorbed all of the organizational costs associated with the Funds.

As part of the Advisory and Administrative Contract with the Fund Company, the Advisor collects an administrative fee that starts at 0.70% per year and declines as assets in the Fund grow above certain breakpoints. On-going legal and auditing expenses, federal and state registration fees, printing expenses for shareholder statements and prospectuses, and the cost of fidelity bond and other insurance are paid by the Advisor as part of this fee.

Transfer Agent and
Accounting Services
The Company has contracted with Firstar Mutual Fund Services, LLC for transfer agent and accounting services. You should call the transfer agent with questions about setting up or maintaining your account. All shares are held in non-certificated form registered on the books of the Fund and the Transfer Agent for the account of the shareholder.

Distributor
The Fund's Underwriter and Distributor is Rafferty Capital
Markets, Inc., an NASD registered broker-dealer.

HOW DO FUND DISTRIBUTIONS AND
TAXES WORK?

The Fund will pay out almost all of the investment income and realized capital gains that it accumulates through its investments. The portion of the distribution attributed to long-term gains in the Fund's investments will be passed through and become your responsibility as a shareholder as long-term capital gains regardless of the amount of time you have owned your Fund shares.

All short-term capital gains and income realized by the Fund will also be passed through and become your responsibility as a shareholder. These gains will be taxed at your ordinary income tax rate. Distributions will be paid at least annually and if necessary may be authorized more often by the Board of Directors.

You should realize that purchasing shares shortly before distribution payout may adversely affect you by reducing the net asset value by the amount of the distribution and leaving you with a tax liability. You should also note that your investment may be subject to federal income tax when sold or when a distribution is made in cash or reinvested in additional shares.

The distributions that the Fund makes will be automatically reinvested unless you specify on your application forms that you wish to be paid the distribution in cash.

The Fund is required to withhold 31% of reportable payments to shareholders who have not complied with IRS regulations.
To avoid this withholding, you must provide the following information on or with your application:

 Certification on a W-9 tax form

 Social Security Number

 Attestation that you are not subject to back-up withholding

 Certification that you are exempt from back-up withholding

IRA's
The Fund is available for purchase in retirement accounts.
Texas Capital Value Funds, Inc. offer the following types of IRA's

 Traditional IRAs 403(b)7s
 Rollover IRAs SEP IRAs
 Education IRAs Roth IRAs
 Roth Conversion IRAs

The minimum for Retirement Accounts is $2000, and each account may be subject to a trustee annual charge of $12.50 for Traditional and Roth IRAs and $5.00 for Education IRAs.

You should discuss each plan listed above with your tax advisor and you should read the company's IRA disclosure documents before opening an account. The IRA disclosure documents are available at no charge by calling the Fund directly or visiting the Fund's website www.texasfunds.com.

WHAT ELSE DO I NEED TO KNOW BEFORE
INVESTING?

Exchanges
Exchanges are not allowed between the Bear 500 Fund and other series of the Texas Capital Value Funds.

Reports
The Fund will send annual reports to shareholders containing certified financial statements and semi-annual reports containing unaudited financial statements.

Account Statements: Provided Quarterly
Financial Reports: Provided at least semi-annually
Confirmation Reports: Provided after each transaction that affects the account balance or registration of shareholder.

To reduce expenses, one copy of each report will be mailed to each Tax ID even though you may have more than one account with the Texas Capital Value Funds, Inc.

Net Asset Value (Pricing)
The NAV will be determined as of the close of the New York
Stock Exchange, the close of the Chicago Mercantile Exchange, or the close of the Chicago Board of Options Exchange whichever is later, on each day any of these exchanges are open. The NAV is determined using the following formula:

        Value of Fund Assets - Fund liabilities
NAV = ---------------------------------------
             Number of Outstanding Shares

Fund securities are valued at the latest available market price. If market quotations are not readily available for some securities held by the Funds, the officers will value securities at fair market value in accordance with methods approved by the Board of Directors.

Litigation
As of the date of this Prospectus, there was no pending or threatened litigation involving any series of the Texas Capital Value Funds in any capacity.

Auditors
Tait, Weller & Baker, Certified Public Accountants of Philadelphia, PA have been selected as the independent accountants and auditors of the Fund. Tait, Weller & Baker certify the financial statements of many mutual funds in the country. The firm has no direct or indirect interest in the Fund or its Advisor.

HOW DO I REACH
THE FUND?

Transfer Agent, Accountant, and Custodian
Firstar Mutual Fund Services LLC
615 E. Michigan Street, 3rd Floor
Milwaukee, WI 53202
888-839-7424

Mailing Address
Texas Capital Value Funds
c/o Firstar Mutual Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701

Advisor
First Austin Capital Management, Inc.
2301 South Capital of Texas Highway
Bldg. J-102
Austin, TX  78746
888-839-4769

Distributor
Rafferty Capital Markets, Inc.
1311 Mamaroneck Avenue
Harrison, NY 10605

Independent Auditors
Tait, Weller & Baker
8 Penn Center, Suite 800
Philadelphia, PA 19103-2108

Counsel
Law Offices of Stephanie Djinis
7918 Jones Branch Drive, Suite 600
McLean, VA  22102

SEC File # 801-31075

www.bear500.com

More information about the Fund is available in the statement of additional information and in the Fund's annual and semi-annual reports to shareholders. They are available at no cost to you by calling 800-628-4077 or by visiting the Funds' website at www.texasfunds.com. The reports to shareholders will contain management discussions of the market conditions and investment strategies that significantly affected the Fund's performance during the last fiscal year, once a track record has been established. You should also obtain and read the Fund's Retirement Booklet that has important disclosures and information relating to IRAs and other Retirement Accounts. Information about the Fund, including the SAI, can be reviewed and copied at the Securities and Exchange Commission's Public Reference Room in Washington,
D.C. Information on the operation of the Public Reference Room is available by calling 800-SEC-0330. Reports and other information about the Fund company are available on the SEC's internet site at (http://www.sec.gov), and copies of this information may be obtained upon payment of a duplicating fee by writing the Public Reference Section of the SEC, Washington, D.C. 20549-6009.


Bear 500 Portfolio
CUSIP #

PART B - STATEMENT OF ADDITIONAL INFORMATION


TEXAS CAPITAL VALUE FUNDS
STATEMENT OF ADDITIONAL INFORMATION


Value & Growth Portfolio
Bear 500 Portfolio


This document is not a prospectus.
You should read this document in
conjunction with the appropriate
portfolio's prospectus and the
latest shareholder report, which
contains important financial
information that is incorporated in
this Statement of Additional
Information by reference. You
may obtain these at no charge
by visiting www.texasfunds.com
or by calling 800-628-4077.
January 31, 2000

2301 South Capital of Texas Hwy
Bldg J-102 AUSTIN TX 78746

FUND HISTORY                             2
VOTING                                   3
INVESTMENT OBJECTIVE AND POLICIES        4
FUND TURNOVER                            5
DIRECTORS AND OFFICERS                   6
PRINCIPAL HOLDERS OF SECURITES           10
INVESTMENT ADVISOR                       14
SERVICE PROVIDERS                        18
DISTRIBUTION OF THE FUNDS                22
BROKERAGE                                26
PURCHASE AND REDEMPTION OF SHARES        29
NET ASSET VALUE                          33
TAX DEFERRED RETIREMENT PLANS            36
TAX STATUS                               38
PERFORMANCE INFORMATION                  39
APPENDIX A                               41
APPENDIX B                               46

No one has been authorized to give any information or to make any representations, other than those contained in this SAI or in the Prospectus. You should not rely on any information given or any representation made because it may not have been author-ized by the Investment Company or its affiliates. This SAI and/or the Prospectus are not offers to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer to sell or solicitation of an offer to buy may not lawfully be made.

Phone Numbers
General Marketing 888-839-4769
Shareholder Information 888-839-7424

This Statement of Additional information is actually Part B of the Investment Company's registration statement filed with the Securities and Exchange Commission. The Investment
Company's advisor and administrator, First Austin Capital Management, Inc. will be referred to as "us" or "we" in this document. Likewise, any shareholder or prospective shareholder will be referred to as "you". Throughout this document, the phrase Statement of Additional Information will be shortened to "SAI".

The Value & Growth Portfolio and the Bear 500 portfolio are non-diversified, open-end investment series of Texas Capital Value Funds, Inc and are commonly known as mutual funds and will be referred to as "Fund" or "Funds" in this SAI.

Fund History

The Investment Company is structured so that:
It is a non-diversified, open-end management investment company organized as a Maryland corporation on June 26, 1995.
The Company's Articles of Incorporation authorize the Board of
Directors to issue shares of common stock, par value $.0001 per share.

The Board of Directors can classify or allocate shares to the Fund Company or each separate series at its discretion.
Currently, 100 million shares have been authorized and twenty-five million shares of the Company's authorized common stock have been initially allocated to both of the Funds. Each series currently has a fiscal year ending September 30th.
Each share of a Fund has equal voting, dividend, distribution and liquidation rights.

There will not normally be meetings of the shareholders for the purpose of electing Directors until and unless less than a majority of the Directors holding office have been elected by shareholders. Shares of the Company have no preemptive rights and only such conversion or exchange rights as the Board of Directors may grant in its discretion.

When issued for payment as described in the Prospectus, the Company's shares will be fully paid and non-assessable.
The Investment Company launched the Bear 500 Portfolio on
October 1, 1999.

VOTING

Shareholders are entitled to one vote for each full share held, and fractional votes for fractional shares held, and will vote in aggregate and not by class or series except as otherwise required by the 1940 Act or Maryland General Corporation Law.
Rule l8f-2 of the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as this one, shall not be deemed to have been effectively acted upon unless approved by a majority of the outstanding shares of each fund of the Investment Company affected by the matter.
A Fund is affected by a matter unless it is clear that the interests of each fund in the matter are substantially identical or that the matter does not affect any interest of such fund. Under Rule l8f-2, the approval of a new investment advisory agreement or 12b-1 distribution plan or any change in a fundamental investment policy would be effectively acted upon with respect to a fund only if approved by a majority of the outstanding shares of such fund.
However, the Rule also provides that the ratification of independent public accountants, the approval of principal underwriting contracts and the election of Directors may be effectively acted upon by shareholders of the Investment Company voting without regard to particular Funds. Notwithstanding any provision of the Maryland General Corporation Law requiring for any purpose the concurrence of a proportion greater than a majority of all votes entitled to be cast at a meeting at which a quorum is present, the affirmative vote of the holders of a majority of the total number of shares of the Investment Company outstanding (or of a class or series of the Investment Company, as applicable) will be effective, except to the extent otherwise required by the 1940 Act and rules thereunder. In addition, the Articles of Incorporation provide that, to the extent consistent with the General Corporation Law of Maryland and other applicable law, the Bylaws of the Investment Company may provide for authorization to be given by the affirmative vote of the holders of less than a majority of the total number of shares of the Investment Company outstanding
(or of a class or series).

INVESTMENT OBJECTIVE AND POLICIES

The following information is in addition to the information detailed in the prospectus under the headings "What is the Fund Investment Strategy?" and "What can the Fund Invest in?"

The fundamental investment policies detailed below may not be changed for any Fund without the approval of a majority of that Fund's outstanding voting securities. As used in this SAI, a majority of the Funds' outstanding voting securities means the lesser of:

more than 50% of its outstanding voting securities; or 67% or more of the voting securities present at a meeting at which more than 50% of the outstanding voting securities are present or represented by proxy.

The Funds have adopted the following fundamental investment policies. These policies may not be changed without shareholder approval:

The Funds may not invest more than 25% of its total assets in the securities of issuers in any one industry. This restriction does not apply to investments by a Fund in securities of the U.S. government or its agencies or instrumentalities.

The Value & Growth Portfolio may not make loans, although it may invest in debt securities, enter into repurchase agreements, and lend its Fund securities.

The Funds may not invest in securities or other assets that the Board of Directors determines to be illiquid if more than 15% of the Fund's net assets would be invested in such securities.

The Funds may not purchase or sell real
estate or make real estate mortgage loans or invest in real estate limited partnerships, except that each Fund may purchase or sell securities issued by entities in the real estate industry or instruments backed by real estate such as, but not limited to, Real Estate
Investment Trusts (R.E.I.T's).

The Funds may not issue senior securities or borrow money except for temporary purposes in amounts up to 33 1/3% of its net assets (including the amount borrowed) less liabilities (not including the amount borrowed) at the time of such borrowing, provided that collateral arrangements with respect to permitted instruments shall not be deemed to entail the issuance of senior securities if appropriately covered. The Funds may not make any investments while outstanding borrowings exceed 5% of the value of its total assets.

The Funds may not act as an underwriter of securities issued by others, except to the extent it may be deemed to be an underwriter in connection with the disposition of Fund securities.

All series of the Texas Capital Value Funds may not:

invest in oil, gas, or mineral
exploration or development
programs or leases

Only the Bear 500 Portfolio may:

make loans to other series of the Texas Capital Value Funds, not to exceed 15% of the net assets of the Bear 500 Portfolio at the time of such loan subject to an exemptive order from the Securities and Exchange Commission which has been applied for.

purchase securities on margin,
except that all the Funds may utilize
short-term credit as may be
necessary for the clearance
of transactions and engage in
borrowings in amounts not
exceeding 33 1/3% of their net assets.

purchase or sell commodities
or commodities contracts (including
financial futures and related options)

The Funds' investment objectives, as well as those policies and restrictions which are not fundamental, may be modified by the Board of Directors without shareholder approval if, in the reasonable exercise of the Board of Director's business judgment, modification is determined to be necessary or appropriate to carry out the Funds objectives. However, the Funds will not change their investment policies or restrictions without written notice to shareholders.

Further Information on the Nature of the Investments held by the Value & Growth Portfolio:

General Characteristics of Convertible Securities

The Fund may invest only in high grade convertible securities, that is, bonds, notes, debentures, preferred stocks and other securities which are convertible into common stocks. "High grade" securities are those rated within the three highest ratings categories of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch IBCA, Inc., or Duff & Phelps, Inc. or that are determined by the Advisor to be of equivalent quality. For a more complete description of debt ratings, see APPENDIX
A. Investments in convertible securities may provide incidental income through interest and dividend payments and/or an opportunity for capital appreciation by virtue of their conversion or exchange features. Convertible debt securities and convertible preferred stocks, until converted, have general characteristics similar to both debt and equity securities. Although to a lesser extent than with debt securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline. In addition, because of the conversion or exchange feature, the market value of convertible securities typically changes as the market value of the underlying common stocks changes, and, therefore, also tends to follow movements in the general market for equity securities. As the market price of the underlying common stock declines, convertible securities tend to trade increasingly on a yield basis and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the prices of the convertible securities tend to rise as a reflection of the value of the underlying common stock, although typically not as much as the underlying common stock. While no securities investments are without risk, investments in convertible securities generally entail less risk than investments in common stock of the same issuer.

As debt securities, convertible securities are investments which provide for a stream of income (or in the case of zero coupon securities, accretion of income) with generally higher yields than common stocks. Convertible securities generally offer lower yields than non-convertible securities of similar quality because of their conversion or exchange features.

Convertible securities are generally subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer. However, because of the subordination feature, convertible bonds and convertible preferred stock typically have lower ratings than similar non-convertible securities.

Investments in Real Estate Investment Trusts (REITs)

Because the Fund may invest its assets in equity securities of REITs, it may also be subject to certain risks associated with direct investments in REITs. REITs may be affected by changes in the value of their underlying properties and by defaults by borrowers or tenants. Furthermore, REITs are dependent upon specialized management skills of their managers and may have limited geographic diversification, thereby, subjecting them to risks inherent in financing a limited number of projects. REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time.

Temporary Defensive Policy

Each Fund may on a temporary basis because of market, economic, political, or other conditions, invest up to 100% of its assets in investment-grade, short-term debt instruments. Such securities may consist of obligations of the U.S. Government, its agencies or instrumentalities, and repurchase agreements secured by such instruments; certificates of deposit of domestic banks having capital, surplus, and undivided profits in excess of $100 million; banker's acceptances of similar banks; commercial paper and other corporate debt obligations.


General Characteristics of Foreign Securities.

Foreign securities involve certain inherent risks that are different from those of domestic issuers, including political or economic instability of the issuer or the country of issue, diplomatic developments which could affect U.S. investments in those countries, changes in foreign currency and exchange rates and the possibility of adverse changes in investment or exchange control regulations.
As a result of these and other factors, foreign securities purchased by the Fund may be subject to greater price fluctuation than securities of U.S. companies.

Most foreign stock markets are not as large or liquid as in the United States. Furthermore, the fixed commissions on foreign stock exchanges are generally higher than the negotiated commissions on U.S. exchanges and there is generally less government supervision and regulation of for-eign stock exchanges, brokers and companies than in the United States. Investors should recognize that foreign markets have different clearance and settlement procedures and in certain markets there have been times when settlements have been unable to keep pace with the volume of secu-rities transactions, making it difficult to conduct such transactions. Delays in settlement could result in temporary periods when assets of the Fund are uninvested and no return is earned. The inability of the Fund to make intended security purchases due to settlement problems could cause the Fund to miss attractive investment opportunities. Inability to dispose of Fund securities due to settlement problems could either result in losses to the Fund due to subsequent declines in value of the Fund security or, if the Fund has entered into a contract to sell the security, result in a possible liability to the purchaser. Payment for securities without delivery may be required in certain foreign markets. Further, the Fund may encounter difficulties or be unable to pursue legal remedies and obtain judgments in foreign courts. Foreign governments can also levy confisca-tory taxes, expropriate assets, and limit repatriations of assets. Typically, there is less publicly available information about a foreign company than about a U.S. company, and foreign companies may be subject to less stringent reserve, auditing and reporting requirements. It may be more difficult for the Fund's agents to keep currently informed about corporate actions such as stock dividends or other matters which may affect the prices of Fund securities.

Communications between the United States and foreign countries may be less reliable than within the United States thus increasing the risk of delayed settlements of Fund transactions or loss of certificated Fund securities. Individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

Because investments in foreign securities will usually involve currencies of foreign countries and because the Fund may hold foreign currencies, the value of the assets of the Fund as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency exchange rates and exchange control regulations, and the Fund may incur costs in connection with conversions between various currencies. Although the Fund values assets daily in terms of U.S. dollars, the Advisor does not intend to convert Fund holdings of foreign currencies into U.S. dollars on a daily basis, although it may do so from time to time, and you should be aware of the costs of currency conversion.
Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to the Fund at one rate, while offering a lesser rate of exchange should the Fund desire to resell that currency to the dealer. The Fund will conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market.

General Characteristics of Securities Lending

In compliance with Securities and Exchange Commission guidelines, any loans of securities in Fund portfolios would be required to be secured with collateral (consisting of any combination of U.S. currency, securities issued or guaranteed by the United States Government or its agencies, or irrevocable letters of credit or other debt securities issued by entities rated within the two highest grades assigned by S&P, Moody's, Fitch IBCA, or Duff & Phelps or which are determined by the Advisor to be of equivalent quality).

The borrower must agree to add to such collateral to cover increases in the market value of the loaned securities and the Fund must be entitled to terminate any loan at any time, with the borrower obligated to redeliver borrowed securities within five trading days. The borrower must agree that the Fund will receive all dividends, interest or other distributions on loaned securities and the Fund must be able to vote loaned securities whenever the right to vote is material to the Fund's performance.

Investment in Unseasoned Issuers

The Fund may invest in securities of issuers which have a record of less than three (3) years of continuous operation, including the operation of any predecessor business of a company which came into existence as a result of a merger, consolidation, reorganization or purchase of substantially all of the assets of such predecessor business.

FURTHER INFORMATION ON THE NATURE OF THE
INVESTMENTS HELD BY THE BEAR 500 PORTOFLIO:

All references to the "Fund" in this section refer only to the Bear 500
Portfolio.

General Information on Options, Futures and other Strategies
As discussed in the Prospectus, the Fund may use certain options, futures contracts (sometimes referred to as simply "futures"), and options on futures contracts (collectively called Financial Instruments for this section) as a substitute for a comparable market position in the underlying security, to attempt to hedge or limit the exposure of the Fund's position, and to effect closing transactions.

The use of Financial Instruments is subject to applicable regulations of the SEC, the several exchanges upon which they are traded and the Commodity Futures Trading Commission (the CFTC).

In addition to the instruments, strategies and risks described below and in the Prospectus, the Advisor may discover additional opportunities in con-nection with Financial Instruments and other similar or related tech-niques. These new opportunities may become available as the Advisor develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new Financial Instruments or other tech-niques are developed. The Advisor may utilize these opportunities to the extent that they are consistent with the Fund's investment objectives and permitted by the Fund's investment limitations and applicable regulatory authorities. The Fund's Prospectus or SAI will be supplemented to the extent that new products or techniques involve materially different risks than those described below or in the Prospectus.

Special Risks

The use of Financial Instruments involves special considerations and risks, certain of which are described below. Risks pertaining to particular Financial Instruments are described in the sections that follow.
(1) Options and futures prices can diverge from the prices of their underlying instruments. Options and futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instrument and the time remaining until expira-tion of the contract, which may not affect security prices the same way. Imperfect correlation also may result from differing levels of demand in the options and futures markets and the securities markets, from structural differences in how options and futures and securities are traded, and from imposition of daily price fluctuation limits or trading halts.
(2) As described below, the Fund might be required to maintain assets as "cover," maintain segregated accounts or make margin payments when it takes positions in Financial Instruments involving obligations to third par-ties (e.g., Financial Instruments other than purchased options). If the Fund were unable to close out its positions in such Financial Instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. These requirements might impair the Fund's ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the Fund sell a portfolio security at a disadvantageous time. The Fund's ability to close out a position in a Financial Instrument prior to expiration or maturity depends on the existence of a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction (the counterparty) to enter into a trans-action closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to the Fund.

Cover

Transactions using Financial Instruments, other than purchased options, expose the Fund to an obligation to another party. The Fund will not enter into any such transactions unless it owns either (1) an offsetting (covered) position in securities or other options or futures contracts or (2) cash and liquid assets with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. The Fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, set aside cash or liquid assets in an account with its custodian, Firstar Bank Milwaukee, N.A. ("Custodian"), in the prescribed amount as determined daily.
Assets used as cover or held in an account cannot be sold while the posi-tion in the corresponding Financial Instrument is open, unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of the Fund's assets to cover or accounts could impede portfolio management or the Fund's ability to meet redemption requests or other current obligations.

Options

The value of an option position will reflect, among other things, the cur-rent market value of the underlying investment, the time remaining until expiration, the relationship of the exercise price to the market price of the underlying investment and general market conditions. Options that expire unexercised have no value.

The Fund may effectively terminate its right or obligation under an option by entering into a closing transaction. For example, the Fund may terminate its obligation under a call or put option that it had written by purchasing an identical call or put option; this is known as a closing pur-chase transaction. Conversely, the Fund may terminate a position in a put or call option it had purchased by writing an identical put or call option; this is known as a closing sale transaction. Closing transactions permit the Fund to realize profits or limit losses on an option position prior to its exercise or expiration.

Risks of Options and Other Securities

Exchange-traded options in the United States are issued by a clearing organization affiliated with the exchange on which the option is listed that, in effect, guarantees completion of every exchange-traded option transaction. In contrast, over-the-counter ("OTC") options are contracts between the Fund and its counterparty (usually a securities dealer or a bank) with no clearing organization guarantee. Thus, when the Fund pur-chases an OTC option, it relies on the counterparty from whom it pur-chased the option to make or take delivery of the underlying investment upon exercise of the option. Failure by the counterparty to do so would result in the loss of any premium paid by the Fund as well as the loss of any expected benefit of the transaction.

The Fund's ability to establish and close out positions in exchange-traded options depends on the existence of a liquid market. However, there can be no assurance that such a market will exist at any particular time. Closing transactions can be made for OTC options only by negotiating directly with the counterparty, or by a transaction in the secondary market if any such market exists. There can be no assurance that the Fund will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the counterparty, the Fund might be unable to close out an OTC option position at any time prior to its expiration.

If the Fund were unable to effect a closing transaction for an option it had purchased, it would have to exercise the option to realize any profit. The inability to enter into a closing purchase transaction for a covered call option written by the Fund could cause material losses because the Fund would be unable to sell the investment used as cover for the written option until the option expires or is exercised.

Options on Indices

Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question rather than on price move-ments in individual securities or futures contracts. When the Fund writes a call on an index, it receives a premium and agrees that, prior to the expi-ration date, the purchaser of the call, upon exercise of the call, will receive from the Fund an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple (multiplier), which determines the total value for each point of such differ-ence. When the Fund buys a call on an index, it pays a premium and has the same rights to such call as are indicated above. When the Fund buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the Fund's exercise of the put, to deliver to the Fund an amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When the Fund writes a put on an index, it receives a premium and the purchaser of the put has the right, prior to the expiration date, to require the Fund to deliver to it an amount of cash equal to the difference between the closing level of the index and the exer-cise price times the multiplier if the closing level is less than the exercise price.

Risks of Options on Indices

If the Fund has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the-money, the Fund will be required to pay the difference between the closing index value and the exercise price of the option (times the applicable multiplier) to the assigned writer.

OTC Options

Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size and strike price, the terms of OTC options (options not traded on exchanges) generally are established through negotiation with the other party to the option con-tract. While this type of arrangement allows the Fund great flexibility to tailor the option to its needs, OTC options generally involve greater risk than exchange-traded options, which are guaranteed by the clearing organ-ization of the exchanges where they are traded.

Futures Contracts and Options on Futures Contracts

No price is paid upon entering into a futures contract. Instead, at the inception of a futures contract the Fund is required to deposit "initial mar-gin" in an amount generally equal to 10% or less of the contract value. Margin also must be deposited when writing a call or put option on a futures contract, in accordance with applicable exchange rules. Unlike margin in securities transactions, initial margin does not represent a bor-rowing, but rather is in the nature of a performance bond or good-faith deposit that is returned to the Fund at the termination of the transaction if all contractual obligations have been satisfied. Under certain circum-stances, such as periods of high volatility, the Fund may be required by an exchange to increase the level of its initial margin payment, and initial margin requirements might be increased generally in the future by regula-tory action.

Subsequent "variation margin" payments are made to and from the futures commission merchant daily as the value of the futures position varies, a process known as "marking-to-market." Variation margin does not involve borrowing, but rather represents a daily settlement of the Fund's obligations to or from a futures commission merchant. When the Fund purchases an option on a futures contract, the premium paid plus transaction costs is all that is at risk. In contrast, when the Fund purchas-es or sells a futures contract or writes a call or put option thereon, it is subject to daily variation margin calls that could be substantial in the event of adverse price movements. If the Fund has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

Purchasers and sellers of futures contracts and options on futures can enter into offsetting closing transactions, similar to closing transactions in options, by selling or purchasing, respectively, an instrument identical to the instrument purchased or sold. Positions in futures and options on futures contracts may be closed only on an exchange or board of trade that provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for a particular contract at a par-ticular time. In such event, it may not be possible to close a futures con-tract or options position.

Under certain circumstances, futures exchanges may establish daily limits on the amount that the price of a futures contract or an option on a futures contract can vary from the previous day's settlement price; once that limit is reached, no trades may be made that day at a price beyond the limit. Daily price limits do not limit potential losses because prices could move to the daily limit for several consecutive days with little or no trad-ing, thereby preventing liquidation of unfavorable positions.
If the Fund were unable to liquidate a futures contract or an option on a futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Fund would continue to be subject to market risk with respect to the position.
In addition, except in the case of purchased options, the Fund would con-tinue to be required to make daily variation margin payments and might be required to maintain cash or liquid assets in an account.

Risks of Futures Contracts and Options on Futures Contracts

The ordinary spreads between prices in the cash and futures markets (including the options on futures markets), due to differences in the natures of those markets, are subject to the following factors, which may create distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures con-tracts through offsetting transactions, which could distort the normal rela-tionships between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting trans-actions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less oner-ous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

Combined Positions

The Fund may purchase and write options in combination with each other.
For example, the Fund may purchase a put option and write a call option on the same underlying instrument, in order to construct a combined posi-tion whose risk and return characteristics are similar to selling a futures contract. Another possible combined position would involve writing a call option at one strike price and buying a call option at a lower price, in order to reduce the risk of the written call option in the event of a sub-stantial price increase. Because combined options positions involve mul-tiple trades, they result in higher transaction costs and may be more diffi-cult to open and close out.

U.S. Government Securities

The Bear 500 Portfolio will invest in U.S. Government Securities.
Securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities include U.S. Treasury securities, which are backed by the full faith and credit of the U.S. Treasury and which differ only in their interest rates, maturities, and times of issuance. U.S. Treasury bills have ini-tial maturities of one year or less; U.S. Treasury notes have initial maturi-ties of one to ten years; and U.S. Treasury bonds generally have initial maturities of greater than ten years. Certain U.S. Government Securities are issued or guaranteed by agencies or instrumentalities of the U.S.
Government including, but not limited to, obligations of U.S. Government agencies or instrumentalities such as Fannie Mae, the Government
National Mortgage Association, the Small Business Administration, the
Federal Farm Credit Administration, the Federal Home Loan Banks, Banks for Cooperatives (including the Central Bank for Cooperatives), the
Federal Land Banks, the Federal Intermediate Credit Banks, the Tennessee
Valley Authority, the Export-Import Bank of the United States, the
Commodity Credit Corporation, the Federal Financing Bank, the Student
Loan Marketing Association, and the National Credit Union
Administration.

Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, including, for example, Government National Mortgage Association pass-through certificates, are supported by the full faith and credit of the U.S. Treasury. Other obligations issued by or guaranteed by Federal agencies, such as those securities issued by Fannie Mae, are sup-ported by the discretionary authority of the U.S. Government to purchase certain obligations of the Federal agency, while other obligations issued by or guaranteed by Federal agencies, such as those of the Federal Home
Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury, while the U.S. Government provides financial support to such U.S. Government-sponsored Federal agencies, no assurance can be given that the U.S. Government will always do so, since the U.S.
Government is not so obligated by law. U.S. Treasury notes and bonds typ-ically pay coupon interest semi-annually and repay the principal at maturity.

Indexed Securities

The Fund may purchase securities the value of which varies in relation to the value of other securities, securities indices or other financial indicators, consistent with its investment objective. Indexed securities typically, but not always, are debt securities or deposits whose value at maturity or coupon rate is determined by reference to a specific instrument or statistic. Recent issuers of indexed securities have included banks, corporations and certain U.S. Government agencies. Certain indexed securities that are not traded on an established market may be deemed illiquid. See "Illiquid Investments and Restricted Securities" below.

Derivative Strategies

The use of derivatives strategies, such as writing (selling) and purchasing options and futures contracts, involves complex rules that will determine for income tax purposes the amount, character, and timing of recognition of the gains and losses the Fund realizes in connection therewith. Gains from options and futures derived by the Fund with respect to its business of investing in securities will qualify as permissible income under the Income Requirement.

Certain options (including options on "broad-based" stock indices) and futures in which the Fund may invest may be "section 1256 contracts."
Section 1256 contracts held by the Fund at the end of each taxable year, other than section 1256 contracts that are part of a "mixed straddle" with respect to which the Fund has made an election not to have the following rules apply, must be "marked-to-market" (that is, treated as sold for their fair market value) for Federal income tax purposes, with the result that unrealized gains or losses will be treated as though they were realized. Sixty percent of any net gain or loss recognized on these deemed sales, and 60% of any net realized gain or loss from any actual sales of section 1256 contracts, will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. Section 1256 con-tracts also may be marked-to-market for purposes of the Excise Tax.
Code section 1092 (dealing with straddles) may also affect the taxation of options and futures contracts in which the Fund may invest. Section 1092 defines a "straddle" as offsetting positions with respect to personal prop-erty; for these purposes, options and futures contracts are personal prop-erty. Section 1092 generally provides that any loss from the disposition of a position in a straddle may be deducted only to the extent the loss exceeds the unrealized gain on the offsetting position(s) of the straddle.
Section 1092 also provides certain "wash sale" rules, which apply to trans-actions where a position is sold at a loss and a new offsetting position is acquired within a prescribed period, and "short sale" rules applicable to straddles. If the Fund makes certain elections, the amount, character, and timing of recognition of gains and losses from the affected straddle posi-tions would be determined under rules that vary according to the elections made. Because only a few of the regulations implementing the straddle rules have been promulgated, the tax consequences to the Fund of strad-dle transactions are not entirely clear.

If a call option written by the Fund lapses (i.e., terminates without being exercised), the amount of the premium it received for the option will be short-term capital gain. If the Fund enters into a closing purchase transac-tion with respect to a written call option, it will have a short-term capital gain or loss based on the difference between the premium it received for the option it wrote and the premium it pays for the option it buys. If such an option is exercised and the Fund thus sells the securities or futures contract subject to the option, the premium the Fund received will be added to the exercise price to determine the gain or loss on the sale. If a call option purchased by the Fund lapses, it will realize short-term or long-term capital loss, depending on its holding period for the security or futures contract subject thereto. If the Fund exercises a purchased call option, the premium it paid for the option will be added to the basis of the subject securities or futures contract.


The foregoing is only a general summary of some of the important
Federal income tax considerations generally affecting the Bear 500 Fund.
No attempt is made to present a complete explanation of the Federal tax treatment of its activities, and this discussion is not intended as a substi-tute for careful tax planning. Accordingly, potential investors are urged to consult their own tax advisers for more detailed information and for infor-mation regarding any state, local or foreign taxes applicable to the Fund and to dividends and other distributions therefrom.

FUND TURNOVER

For the Bear 500 Portfolio, we anticipate a high turnover rate since it is intended to be used as a shorter-term investment. A greater turnover rate may be experienced during periods of marketplace volatility which necessitates more active trading. A higher Fund turnover rate involves greater transaction costs to the Funds and may result in the realization of net capital gains which would be taxable to shareholders when distributed. For the two most recently completed fiscal years, the turnover rates for the Funds were as follows:

Value & Growth Fund
9/30/98-9/30/99 247.9%
9/30/97-9/30/98 223.6%
9/30/96-9/30/97 103.3%

Bear 500 Portfolio
N/A
Bear 500 inception date was 10/1/99

DIRECTORS AND OFFICERS

The business and affairs of the Funds are managed under the direction of the Board of Directors, while the Fund's officers conduct and supervise the daily business operations of the Funds.

Shareholders have one vote for each share held on matters on which they are entitled to vote.

The Company is not required to and has no intention of holding annual shareholder meetings, although special meetings may be called for purposes such as electing or removing individual members of the
Company's Board of Directors or changing fundamental investment policies or for any other matter as required by law.

The Directors and Officers of the Funds, their positions held with the Funds and their principal occupations during the past five years are set forth below.

Mark A. Coffelt, C.F.A*
2301 South Capital of Texas Highway
Building J-102
Austin, TX 78746
Chairman of the Board of Directors and President of the Texas
Capital Value Funds, Inc., Chief Investment Officer of the
Value & Growth Fund and Mid-Cap Focus Fund.
Principal Occupations During Past Five Years
President of First Austin Capital Management, Inc. (1988-Present)
Occidental College, B.A. economics
Wharton School, University of Pennsylvania, MBA
Chartered Financial Analyst of the Association of Investment
Management and Research.

Janis A. Claflin
1301 Capital of Texas Highway Ste B-127
Austin, Texas 78746
Independent Director
Principal Occupations During Past Five Years
President and owner of Claflin & Associates (1985-Present)
Chairperson of the Trustee Program Committee on the Board of Directors of the Fetzer Institute (1987-Present)
Licensed Marriage and Family Therapist
George Peabody College for Teachers, B.A. in English
Yale Divinity School in Religion, M.A. in Religion.

Edward K. Clark, Attorney, CPA
Kelly, Hart, & Hallman
201 Main Street Suite 2500
Ft. Worth, Texas 76102-3194
Independent Director
Principal Occupations During Past Five Years
Member-Kelly, Hart & Hallman (1997- Present)
Partner-Clark & Clark of Austin, Texas (1995-1997)
Sole Practitioner (1994-1995)
Shareholder-Scofield & Clark, P.C. (1993-1994)
Of Counsel-Ford & Ferraro, L.L.P. (1991-1992)
General Counsel/Chief Financial Officer of Jefferson Service
Company, Inc. (1990-1991)
Partner, McGinnis, Lockridge & Kilgore L.L.P. (1982-1990)
Board Certified in Tax Law by the Texas Board of Legal
Specialization
Certified Public Accountant
University of Texas, B.B.A. and M.P.A. (Master in Professional
Accounting) University of Houston College of Law, J.D.

John Henry McDonald, CFP
5511 Parkcrest #210
Austin, TX 78731
Independent Director
Principal Occupations During Past Five Years
President and founder of Austin Asset
Management (1990-Present)
CFP from the College for Financial Planning
Member of the CFP Board of Standards
President of the Austin Society of Institute of Certified
Financial Planners.

Ryan M. Barden
2301 South Capital of Texas Highway
Building J-102
Austin, TX 78746
Secretary
Principal Occupations During Past Five Years
Compliance Officer, Marketing Director for First Austin Capital
Management, Inc. (1997-Present)
Registered Representative with Choice Investments, Inc. (1997-1998) University of Kansas, (1993-1997)

* Denotes a Director of the Company who is an "interested person" of the Company, as defined in the Investment Company
Act of 1940. The Directors of the Fund who are officers or employees of the Advisor or the Distributor receive no remuneration from the Funds. Each of the other Directors is paid an annual retainer of $6,000 and is reimbursed for expenses of attending meetings.

Board of Directors Compensation Table

NAME &              AGGREGATE      PENSION  ESTIMATED   TOTAL
POSITION            COMPENSATION   BENEFITS RETIREMENT  COMP
BENEFITS
Mark A. Coffelt*    $0             $0       $0          $0
President & Chief
Investment Officer

Edward D. Clark     $6,000*        $0       $0          $6,000
Director

John H. McDonald    $6,000*        $0       $0          $6,000
Director

Janis Claflin       $6,000*        $0       $0          $6,000
Director

Such compensation is paid by the Adviser as part of the administrative expense to the Fund.

PRINCIPAL HOLDERS OF SECURITIES

As of the end of the fiscal year, officers and directors of the Texas Capital Value Funds, Inc., owned .015% of all outstanding securities of the Funds in the aggregate. To the knowledge of the Fund's management, as of September 30, 1999, the persons owning beneficially more than 5% of the outstanding shares of the Fund were as follows:

Value & Growth Portfolio

Charles Schwab & Co. Inc.            36.80%
101 Montgomery St.
San Francisco, CA 94104

Bear 500 Portfolio

N/A

The officers and Directors of the Company own less than 1% of the outstanding securities of the Funds.

INVESTMENT ADVISOR
First Austin Capital Management is controlled by Mark A. Coffelt and his wife, Jane Coffelt through a partnership which owns 100% of the out-standing shares of First Austin Capital Management. Mark A. Coffelt is the President of Texas Capital Value Funds, Inc., Chief Investment Officer of the Funds, as well as President and Chief Investment Officer of First Austin Capital Management, Inc. B. David Flora is a co-Portfolio Manager and Institutional Marketing Director of the Texas Capital Value Funds and an Investment Advisor for First Austin Capital Management.
Eric Barden is a co-Portfolio Manager and Institutional Marketing Director of the Texas Capital Value Funds and an Investment Advisor for First Austin Capital Management. Brian T. Bares serves as Co-Portfolio Manager of the Texas Capital Value Funds, Inc., as well as Head Trader for First Austin Capital Management.

Ryan Barden is a Marketing Director and serves as Secretary of the Texas Capital Value Funds and Compliance Officer for First Austin Capital Management.

The Fund has an investment advisory and administrative contract with First Austin Capital Management, Inc. (First Austin) where:
First Austin receives a fee, computed daily, at an annual rate of 1.0% of the average daily net assets.

First Austin provides continuous supervision of the investment portfolio and pays the cost of compensation of the officers of the Fund, occupancy and certain clerical and administrative costs involved in the day to day operations of the Fund.
First Austin acts as the administrator to the Fund, and receives a fee, for administrative services equal to the sum of:
seven-tenths percent (0.70%) of the amount of assets in the Fund between one dollar ($1.00) and five million dollars ($5,000,000), inclusive; plus five-tenths percent (0.50%) of the amount of assets in the Fund between five million and one dollars
($5,000,001.00) and thirty million dollars ($30,000,000),
inclusive; plus
twenty-eight hundredths percent (0.28%) of the amount of assets in the Fund between thirty million and one dollars ($30,000,001) and one hundred million dollars
($100,000,000), inclusive; plus
twenty-five hundredths percent (0.25%) of the amount of assets in the Fund between one hundred million and one dollars ($100,000,001) and two hundred million dollars ($200,000,000), inclusive, plus twenty hundredths percent (0.20%) of the amount of assets in the Fund in excess of two hundred and one million dollars ($200,000,001), inclusive.
All assets in the Funds for the purposes of the administration fee calcula-tion are to be rounded to the nearest dollar prior to the computation of any fee owed.

The total amount of fees for the last three years are as follows:

                      Value &               Bear
                      Growth                500
Advisory Fees
9/30/98-9/30/99       $513,922              N/A
9/30/97-9/30/98       $525,085              N/A
9/30/96-9/30/97       $59,431               N/A
11/6/95-9/30/96       $7,588                N/A

Administrative Fees
9/30/98-9/30/99       $219,898              N/A
9/30/97-9/30/98       $220,640              N/A
9/30/96-9/30/97       $35,970               N/A
11/6/95-9/30/96       $6,606                N/A

All advisory agreements are for an original term of one year. After the original term expires, each advisory agreement will continue on a year to year basis pending approval at least annually in advance by either the Board of Directors or the holders of a majority of the outstanding voting securities of the respective Fund, but in either event, the extension of the term of an advisory agreement must also be approved in advance by a majority of the Directors who are neither parties to the agreement nor interested persons as defined in the Investment Company Act of 1940 at a meeting called for such purpose. The current Advisory and Administrative Agreement reads that in the event of an assignment by the Advisor of investment advisory services, the advisory agreement will terminate automatically.

First Austin will also act as the administrator to the Funds. The administrator provides the following support services to each Fund:

Establishing and maintaining shareholders' accounts and records

Processing purchase and redemption transactions

Answering routine client inquiries regarding the Fund

Preparing registration statements,
prospectuses, tax returns and proxy
statements

Providing daily valuation of each Fund,
calculating the daily net asset value per share and providing such other services to the Fund as the Company may reasonably request

First Austin may assign administrative services to other groups and providers without automatic termination of the Agreement. For such administrative servic-es, the Company has agreed to pay the Advisor additional fees of 0.70% per year of the net assets of each Fund for the first $5 million of net assets, declining to 0.20% per year of net assets in excess of $200 million. The
Value & Growth Portfolio pays a 12(b)-1 fee of
0.25% to the Distributor, who passes through the entire amount to the broker of record. The Bear 500 Portfolio pays a 12(b)-1 fee of 1.00% to the Distributor who passes the entire amount through to the broker of record.
All fees are computed on the average daily closing net asset value of each Fund and are payable monthly.

SERVICE PROVIDERS

The Fund has contracted with the Firstar Trust Company for its transfer agent and custodial services. Under the contracts, Firstar will process pur-chase and redemption requests, generate shareholder statements and con-firmations, and keep track of shareholder records. Firstar will also handle the daily NAV computation, fund accounting, and custody of the Investment Company's assets. For transfer agent services that Firstar pro-vides, compensation is based on number of shareholder accounts. For custodial services, compensation is based on asset size and transactions according to a sliding schedule.

Firstar Trust Company
615 E. Michigan Street, 3rd Floor
Miwaukee, WI 53202-5207

DISTRIBUTION OF THE FUNDS

The following information is in addition to the Investment Company's relationship with the Distributor outlined in the prospectus.

Rafferty Capital Markets, Inc. is the Investment Company's Distributor, and acts as the principal underwriter of the shares of the Funds. The Distributor agrees to use its best efforts to promote, offer for sale, and sell the shares of the Funds to the public on a continuous basis whenever and wherever it is legally authorized to do so. For the period ending
(9/30/99), Rafferty Capital Markets, Inc., was paid $82,301. Of this, $16,076 was retained as a distributor commission.

   Repurchase     Brokerage    Other
Underwriter       and comm.       Compensation   Commission   Comp.

Rafferty
Cap Mkts*           $29,769         N/A            $33,348      N/A

The Fund has adopted a Distribution Assistance, Promotion, and Adminisrative Service Plan pursuant to Rule 12b-1 under the 1940 Act under which the Company contracts with registered broker-dealers and their agents to distribute shares of the Fund. For the period ending September 30, 1999, the amount paid to the Distributor under that plan was $131,271.43. David Flora, Eric Barden and Brian Bares, all acting as registered representatives of Choice Investments, Inc, and now as registered representatives of Rafferty Capital Markets, Inc.
received a portion of the distribution fee as result of their distribution of shares of the Fund.


The following table details payments made under the Investment
Company's 12b-1 Plan from 9/30/98-9/30/99:

Advertising                              $0
Printing/Mailing of Prospectuses         $0
to other than current shareholders
Broker-dealer compensation               $131,271
Compensation to sales personnel          $0
Interest, carrying, or other
finance charges                          $0

The plan compensates the Distributor regardless of the expenses it actual-ly incurs. For the period above there were no unreimbursed expenses carried over from previous years.

Brian T. Bares, B. David Flora, and Eric Barden are all registered represen-tatives with the Investment Company's Distributor and may receive 12b-1 fees in connection with the sale of Fund shares.

The Fund may benefit from its adopted 12b-1 plan by increased distribu-tion and sales of Fund shares through the broker-dealer community. As Fund assets grow, the administrative costs of the Fund decline.
The Value & Growth Portfolio has its own 12b-1 plan, while the Bear 500 has adopted a similar 12(b)-1 plan except that the fees payable under the plan are 1.00% instead of 0.25% Any fees paid under the plan may be used to finance distribution for any series of the Investment Company.

BROKERAGE

Soft-Dollars
The Fund requires all brokers who effect securities transactions to give prompt execution at favorable prices. Some brokers provide research and trade execution services to the Fund for commission rates that are higher than the lowest available rates (soft dollars). We will only use brokers that charge rates that are reasonable and commensurate with the services they provide. We will only effect securities transactions at higher than the low-est available rates if the benefits provided by the broker assist us directly in the investment decision making process and the commission rates are reasonable. You should be aware that brokerage is the property of the client, and it is our responsibility to trade solely for the benefit of the clients of First Austin and not for the benefit of the Advisor itself. Some Fund transactions that provide research and trading services benefits some or all of the Advisor's clients. And conversely, research and execution services provided through trading the Advisor's other accounts may bene-fit the Fund's shareholders. In our opinion, it is impossible to separately determine the benefits from research services for each advisory account. Subject to the supervision of the Directors, decisions to buy and sell secu-rities for the Funds and negotiation of its brokerage commission rates are made by the investment advisor. Transactions on United States stock exchanges involve the payment by the Funds of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter market but the price paid by the Funds usually includes an undisclosed dealer commission or mark-up. In certain instances, the Funds may make purchases of underwritten issues at prices which include underwriting fees.

In selecting a broker to execute each particular transaction, the investment advisor will take the following into consideration:

The best net price available;

The reliability, integrity and financial condition of the broker;

The size of and difficulty in executing the order;

The value of the expected contribution of the broker to the investment performance of the Funds on a continuing basis as well as the expected contribution of the broker in selling shares of the Funds.

Accordingly, the cost of the brokerage commissions to the Funds in any transaction may be greater than that available from other brokers if the difference is reasonably justified by other aspects of the portfolio execu-tion services offered. For example, the investment advisor will consider the research and execution services provided by brokers or dealers who effect or are parties to portfolio transactions of the Funds or the invest-ment advisor's other clients. Such research and investment services include statistical and economic data and research reports on particular companies and industries as well as research and execution systems and software. Subject to such policies and procedures as the Directors may determine, the investment advisor shall not be deemed to have acted unlawfully or to have breached any duty solely by reason of its having caused the Funds to pay a broker that provides research services to the investment advisor an amount of commission for effecting a portfolio investment transaction in excess of the amount another broker would have charged for effecting that transaction, if the investment advisor deter-mines in good faith that such amount of commission was reasonable in relation to the value of the research services provided by such broker viewed in terms of either that particular transaction or the investment advisor's ongoing responsibilities with respect to the Funds. Research and investment information and execution services provided by these and other brokers at no cost to the investment advisor is available for the ben-efit of other accounts advised by the investment advisor and its affiliates, and not all of the information will be used in connection with the Funds. While this information may be useful in varying degrees and may tend to reduce the investment advisor's expenses, it is not possible to estimate its value and, in the opinion of the investment advisor, it does not reduce the investment advisor's expenses in a determinable amount. The extent to which the investment advisor makes use of statistical, research and other services furnished by brokers is considered by the investment advisor in the allocation of brokerage business but there is no formula by which such business is allocated. The investment advisor does so in accordance with its judgment of the best interests of the Fund and its shareholders.

For the end of the fiscal year (9/30/99), the Fund paid Choice Investments, the Distributor of the Fund during that period, $7,740 in brokerage commissions for securities bought and sold by the Fund. These commissions comprise 1.31% of the aggregate bro-kerage commissions paid by the Fund over this period. These commis-sions purchased 0.89% of the aggregate dollar amount of transactions involving the payment of commissions by the Fund.

PURCHASE AND REDEMPTION OF SHARES

The following information is in addition to the details in the prospectus under the heading, "How do I Purchase Shares?", and "How do I Sell Shares?" and "What Else do I Need to Know Before Investing?"

Nonpayment
If any order to purchase shares is cancelled due to nonpayment or if the Investment Company does not receive good funds either by check or elec-tronic funds transfer, the Transfer Agent will treat the cancellation as a redemption of shares purchased, and you will be responsible for any resulting loss incurred by the Investment Company. If you are a share-holder, the Transfer Agent can redeem shares from any of your account(s) as reimbursement for all losses. In addition, you may be prohibited or restricted from making future purchases in any of the Texas Capital Value Funds. A $20 fee is charged for all returned items, including checks and electronic funds transfers.

Transfer of Shares
You may transfer Fund shares to another person by sending written instructions to the Transfer Agent. The account must be clearly identified, and you must include the number of shares to be transferred, and the sig-natures of all registered owners, which are the subject of transfer. You also need to send written instructions signed by all registered owners and supporting documents to change an account registration due to events such as divorce, marriage, or death. If a new account needs to be estab lished, you must complete and return an application to the Transfer Agent. Transfers Directly with the Distributor

When transfering directly to the Distributor into the Value and Growth Portfolio from another mutual fund
(excluding funds that value their shares according to Rule 2a-7 of the Investment Company Act of 1940, and excluding the Bear 500 Portfolio), the transfer will occur at Net Asset Value. All purchases of the Bear 500 Portfolio occur at Net Asset Value.

Additional Information on Redeeming Shares
The right of redemption may be suspended by the Funds, or the date of payment postponed by the Funds, beyond the normal seven-day period, under the following conditions authorized by the 1940 Act:

For any period during which the New York Stock Exchange is closed, other than customary weekend or holiday closings, or during which trading on the New York Stock Exchange is restricted;

For any period during which an emergency exists as a result of which disposal by the Funds of securities owned by it is not reasonably practical, or it is not reasonably practical for the Funds to determine the fair value of its net assets; and For such other periods as the Securities and Exchange
Commission may by order permit for the protection of the Funds' shareholders.

It is possible that conditions may exist in the future which would, in the opinion of the Board of Directors, make it undesirable for the Funds to pay for redemptions in cash. In such cases the Board may authorize pay-ment to be made in portfolio securities of the Fund(s). However, the Funds has obligated itself under the 1940 Act to redeem for cash all shares presented for redemption by any one shareholder up to $250,000
(or 1% of the Funds' net assets if that is less) in any 90-day period. Securities delivered in payment of redemptions are valued at the same value assigned to them in computing the net asset value per share. Shareholders receiving such securities generally will incur brokerage costs on their sales.

Autovest Plan
The Funds offer the Autovest Plan. The Autovest Plan is an automatic investment plan detailed in the Investment Company's prospectus under the heading "How do I Purchase Shares?" that allows shareholders auto-matic periodic investment in the Funds. Engaging in this type of invest-ment plan allows you to dollar cost average your purchases. Details on the benefits of dollar cost averaging are in APPENDIX B.

NET ASSET VALUE

Each Funds' net asset value per share will be calculated separately from the per share net asset value of any other Fund of the Investment Company. "Assets belonging to" a Fund consist of the consideration received upon the issuance of shares of the particular fund together with all net invest-ment income, earnings, profits, realized gains/losses and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds, and a portion of any general assets of the Investment
Company not belonging to a particular series. Each Fund of the Investment Company will be charged with the direct liabilities of that Fund and with a share of the Investment Company's general liabilities. Subject to the provisions of the Articles of Incorporation and the Bylaws of the Investment Company, determinations by the Directors as to the direct and allocable expenses and the allocable portion of any general assets with respect to a particular fund are conclusive.

TAX-DEFERRED RETIREMENT PLANS

Federal taxes on current income may be deferred if you qualify for certain types of retirement programs. For your convenience, the Funds offer 403(b)(7) accounts and various forms of IRAs. The minimum initial investment in each of these plans is $2000, or a yearly $2000 minimum is required with a minimum $100 monthly electronic investment. You may make subsequent investments of $100 or more per account at any time.
You may make investments in one or any combination of the Funds described in the Prospectus.

Retirement plan applications for the IRA and 403(b)(7) programs should be sent directly to Firstar Mutual Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701. Firstar Trust Company serves as Custodian for these tax-deferred retirement plans under the programs made available by the Investment Company. Applications for these retirement plans received by the Fund will be forwarded to the Custodian for acceptance. An administrative fee of $15 is deducted from the money sent to you after closing an account. This charge is subject to change as provided in the various agreements. There may be additional charges, as mutually agreed upon between you and the Custodian, for further services requested of the Custodian.

Each employer or individual establishing a tax-deferred retirement plan is advised to consult with a tax advisor before establishing the plan.

TAX STATUS

Each Fund intends to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986. Accordingly, the Funds generally must:

Derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, and other income derived from its business of investing in such stock, securities or currencies;
and diversify its holdings so that, at the end of each fiscal quarter, at least 50% of the market value of the Funds' assets is represented by cash, U.S. Government securities, the securities of other regulated investment companies and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Funds' total assets and 10% of the outstanding voting securities of such issuer, and;

not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities and the securities of other regulated investment companies).

As a regulated investment company, each Fund generally will not be sub-ject to U.S. federal income tax on income and gains that it distributes to shareholders, if at least 90% of the Funds' taxable income (which includes, among other items, dividends, interest and the excess of any net short-term capital gains over net long-term capital losses) for the taxable year is distributed. The Funds intend to distribute substantially all of such income. Investment income received by each Fund from investments in foreign countries may be subject to foreign income taxes withheld at the source. We do not anticipate that a Fund will "pass through" these taxes to shareholders, but instead, it will deduct them.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% excise tax at the Fund level. To avoid the tax, each Fund must distribute during each calendar year an amount equal to the sum of at least 98% of its ordinary income (not taking into account any capital gains or losses) for the calendar year, at least 98% of its capital gains in excess of its capital losses
(adjusted for certain ordinary losses) for a one-year period generally ending on September 30 of the calendar year, and all ordinary income and capital gains for previous years that were not distributed during such years.

To avoid application of the excise tax, the Funds intend to make distribu-tions in accordance with the calendar year distribution requirement. A dis-tribution will be treated as paid on December 31 of the current calendar year if it is declared by the Funds in October, November or December of that year with a record date in such a month, and paid by the Funds dur-ing January of the following year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared rather than the calendar year in which the distributions are received.
For the Bear 500 Portfolio, there can be no assurance that any such Fund will qualify as a Regulated Investment Company. If the Bear 500 Portfolio fails to qualify as a Regulated Investment Company for any taxable year, its taxable income, including net capital gains, will be taxed at corporate income tax rates and it will not receive a deduction for distributions to its shareholders.

Currency Fluctuations-"Section 988" Gains or Losses

Gains or losses attributable to fluctuations in exchange rates which occur between the time the Funds accrue income or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time the Funds actually collect such receivables or pay such liabilities gen-erally are treated as ordinary income or ordinary loss. Similarly, on dispo-sition of some investments, including debt securities, gains or losses attrib-utable to fluctuations in the value of the foreign currency between the acquisition and disposition of the position also are treated as ordinary gain or loss. These gains and losses, referred to under the Code as "section
988" gains or losses, increase or decrease the amount of the Fund's invest-ment company taxable income available to be distributed to its sharehold-ers as ordinary income. If section 988 losses exceed other investment company taxable income during a taxable year, the Funds would not be able to make any ordinary dividend distributions, or distributions made before the losses were realized would be recharacterized as a return of capital to shareholders, rather than as an ordinary dividend, reducing each shareholder's basis in his or her Fund shares.

Distributions of investment company taxable income are taxable to a U.S. shareholder as ordinary income, whether paid in cash or shares.
Dividends paid by the Funds to a corporate shareholder, to the extent such dividends are attributable to dividends received from U.S. corpora-tions by the Funds, may qualify for the dividends received deduction. However, the revised alternative minimum tax applicable to corporations may reduce the value of the dividends received deduction. Distributions of net capital gains (the excess of net long-term capital gains over net short-term capital losses), if any, designated by the Funds as capital gain dividends, are taxable as long-term capital gains, whether paid in cash or in shares, regardless of how long the shareholder has held the Fund's shares, and are not eligible for the dividends received deduction.

Shareholders will be notified annually as to the U.S. federal tax status of distributions, and shareholders receiving distributions in the form of newly issued shares will receive a report as to the net asset value of the shares received.

Upon a redemption, sale or exchange of a shareholder's shares of the Funds, such shareholder will realize a taxable gain or loss depending upon his or her basis in the shares. A gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder's hands, and gen-erally will be long-term or short-term depending upon the shareholder's holding period for the shares.

PERFORMANCE INFORMATION

Performance Presentation
From time to time, each Fund may advertise its average annual total return over various periods of time. This total return figure shows the average percentage change in the value of your investment in each Fund from the beginning date to the ending date of the measurement period. The figure reflects changes in the price of your shares including the payment of the maximum sales load (except where noted) and assumes that any income dividends and/or capital gains distri-butions made by the Fund during the period are reinvested. When applicable, fig-ures will be given for recent one, five, and ten year periods, and may be given for other periods as well (such as from commencement of the Fund's operations, or on a year-by-year basis). When considering average total return figures for periods longer than one year, you should note that each Fund's annual total return for any one year in the period might have been greater or less than the average for the entire period.

Each Fund also may use "aggregate" total return figures for various periods representing the cumulative change in value of your investment in the Fund for the specific period. Aggregate total returns may be shown by schedules, charts, or graphs, and may be broken down to indicate subtotals of the components of total return (the change in value of initial investment, income dividends, and capital gains distributions).

Each Fund may quote average annual total and/or aggregate total return for vari-ous time periods in advertisements or communications to shareholders. The
Fund may also compare performance to:

Other mutual funds with similar
investment objectives

Stock and other relevant indices

Rankings prepared by independent services or industry publications.

For example, a Fund's total return may be compared to data prepared by Lipper Analytical Services, Inc., Morningstar, Value Line Mutual Fund Survey and CDA Investment Technologies, Inc. Total return data as reported in such national financial publications as The Wall Street Journal, The New York Times, Investor's Business Daily, USA Today, Barron's, Money, and Forbes as well as publications of a local or regional nature, may be used in comparing Fund performance. A Fund's total return may also be compared to such indices as the Dow Jones Industrial Average, the Standard & Poor's 500 Composite Stock Price Index, the NASDAQ Composite OTC Index or NASDAQ Industries Index, the
Consumer Price Index, the Russell 2000 Index, or other indices as the Advisors deem appropriate.

Value & Growth

Fund Returns

                  Average Annual Total Return*
Inception
to 9/30/99         9.19%


Bear 500            N/A


*Returns assume the reinvestment of all distributions. Including the cost of the maximum sales charge of 4.5%, the annual return would have been 7.91% for the Value & Growth Portfolio. Inception was 11-06-95 for the Value & Growth Portfolio, and
10-1-99 for the Bear 500 Portfolio.

From time to time, quotations of the Funds' performance may be includ-ed in advertisements, sales literature or reports to shareholders or prospective investors. These performance figures are calculated in the fol-lowing manner.

Average Annual Total Return
Average annual total return is the average annual compound rate of return for periods of one year, five years and ten years, all ending on the last day of a recent calendar quarter. Average annual total return quotations reflect changes in the price of the Funds' shares and assume that all dividends and capital gains distributions during the respective periods were reinvest-ed in Fund shares. Average annual total return is calculated by computing the average annual compound rates of return of a hypothetical investment over such periods, according to the following formula (average annual total return is then expressed as a percentage):

P(1 + T)^n = ERV

T = average annual total return

P = a hypothetical initial investment of $1,000

n = number of years

ERV = ending redeemable value: ERV is the value, at the end of the applicable period, of a hypothetical $1,000 investment made at the beginning of the applicable period.
Performance, assuming the maximum sales load of 4.5% for the Value & Growth Portfolio is computed as follows:

Value & Growth
$1,000(1+.1066)^3.40 = $1411.13

Bear 500
N/A

Where $1,000 is the initial amount invested, .0791 is the average annual total return since inception, after deducting a front-end sales charge of 4.5%, 3.9 is the number of years for which the return is calculated. $1,346 is the Period
Ending Redeemable Values at the end of the fiscal year for the Value & Growth Portfolio.

The Value & Growth Portfolio went effective on November 6, 1995. The periods for which the returns have been calculated ended on September 30, 1999.
It should be noted that average annual total return is based on historical earnings and is not intended to indicate future performance. Average annual total return for the Funds will vary based on changes in market conditions and the level of the Funds' expenses.

In connection with communicating its average annual total return to cur-rent or prospective shareholders, the Funds may also compare these fig-ures to the performance of other mutual funds tracked by mutual fund rating services or to unmanaged indices which may assume reinvestment of dividends but generally do not reflect deductions for administrative and management costs.

Comparison of the quoted non-standardized performance of various investments is valid only if performance is calculated in the same manner. Since there are different methods of calculating performance, investors should consider the effect of the methods used to calculate performance when comparing performance of the Funds with performance quoted with respect to other investment companies or types of investments.
In connection with communicating its performance to current or prospec-tive shareholders, the Funds may compare its performance to the perform-ance of unmanaged indices which may assume reinvestment of dividends or interest but generally do not reflect deductions for administrative and management costs. Examples include, but are not limited to the Dow
Jones Industrial Average, the Consumer Price Index, Standard & Poor's
500 Composite Stock Price Index (S&P 500), the NASDAQ OTC
Composite Index, the NASDAQ Industrials Index, and the Russell 2000
Index.

From time to time, in advertising, marketing and other Fund literature, the performance of the Funds may be compared to the performance of broad groups of mutual funds with similar goals, as tracked by independent organizations such as Investment Company Data, Inc., Lipper Analytical Services, Inc., CDA Investment Technologies, Inc., Morningstar, Inc.,
Value Line Mutual Fund Survey and other independent organizations.
When these organizations' tracking results are used, the Funds will be compared to the appropriate fund category, that is, by fund objective and Fund holdings or the appropriate volatility grouping, where volatility is a measure of the Funds' risk. From time to time, the average price-earnings ratio and other attributes of the Funds' or the model portfolio's securities may be compared to the average price-earnings ratio and other attributes of the securities that comprise the S&P 500.

Statistical and other information, as provided by the Social Security Administration, may be used in marketing materials pertaining to retire-ment planning in order to estimate future payouts of social security bene-fits. Estimates may be used of demographic and economic data.
Marketing and other Fund literature may include a description of the potential risks and rewards associated with an investment in the Funds.
The description may include a "risk/return comparison" which compares the Funds to broad categories of funds, such as money market, bond or equity funds, in terms of potential risks and returns. Money Market funds are designed to maintain a constant $1.00 share price and have a fluctuat-ing yield. Share price, yield and total return of a bond fund will fluctuate. The share price and return of an equity fund also will fluctuate. The description may also compare the Funds to bank products, such as certifi-cates of deposit. Unlike mutual funds, certificates of deposit are insured up to $100,000 by the U.S. government and offer a fixed rate of return. Risk/return comparisons also may depict funds that invest in both domes-tic and foreign securities or a combination of bond and equity securities.

APPENDIX A

LONG-TERM AND SHORT-TERM DEBT RATINGS
A rating issued by a rating service represents the service's opinion as to the credit quality of the security being rated. However, the ratings are general and are not absolute standards of quality or guarantees as to the creditworthiness of an issuer. Consequently, the Funds' investment advi-sor believes that the quality of debt securities in which the Funds invest should be continuously reviewed. A rating is not a recommendation to purchase, sell or hold a security, because it does not take into account mar-ket value or suitability for a particular investor. When a security has received a rating from more than one service, each rating should be evalu-ated independently. Ratings are based on current information furnished by the issuer or obtained by the ratings services from other sources which they consider reliable. Ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of such information, or for other reasons.

The following is a description of the characteristics of ratings used by Moody's Investors Service, Inc., Standard & Poor's Corporation, Fitch IBCA, Inc., and Duff & Phelps, Inc.

MOODY'S INVESTOR SERVICES, INC.

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future.
Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds which are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

NOTE: MOODY'S APPLIES NUMERICAL MODIFIERS 1, 2, AND 3 IN EACH GENERIC RATING CLASSIFICATION. THE MODIFIER 1 INDICATES THAT THE OBLIGATION RANKS IN THE HIGHER END OF ITS GENERIC RATING CATEGORY, THE MODIFIER 2 INDICATES A MID-RANGE RANKING, AND THE MODIFIER 3 INDICATES A RANKING IN THE LOWER END OF THAT GENERIC RATING CATEGORY.

STANDARD & POOR'S RATINGS GROUP

AAA An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA An obligation rated "AA" differs from the highest rated issues only in small degree. The obligor's capacity to meet its financial commitment on the obligation is VERY STRONG.

A An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still STRONG.

BBB An obligation rated "BBB" exhibits adequate capacity to pay interest and repay principal. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.
Obligations rated "BB," "B," "CCC," "CC," and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB An obligation rated "BB" is LESS VULNERABLE to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B An obligation rated "B" is MORE VULNERABLE to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC An obligation rated "CCC" is CURRENTLY VULNERABLE to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC An obligation rated "C" is CURRENTLY HIGHLY VULNERABLE to nonpay-ment.

C The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

D An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The

"D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

PLUS (+) OR MINUS (-): THE RATINGS FROM "AA" TO "CCC" MAY BE MODI-FIED BY THE ADDITION OF A PLUS OR MINUS SIGN TO SHOW RELATIVE
STANDING WITHIN THE MAJOR RATING CATEGORIES.
FITCH IBCA, INC.

AAA Highest credit quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA Very high credit quality. "AA" ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB Good credit quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

PLUS (+) MINUS(-) SIGNS ARE USED WITH A RATING SYMBOL TO INDICATE
THE RELATIVE POSITION OF A CREDIT WITHIN THE RATING CATEGORY.
PLUS AND MINUS SIGNS, HOWEVER, ARE NOT USED IN THE AAA CATEGO-
RY.

DUFF & PHELPS, INC.

AAA Highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

AA High credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

A Protection factors are average but adequate. However, risk factors are more variable and greater in periods of economic stress.

BBB Below-average protection factors but still considered sufficient for prudent investment. Considerable variability in risk during economic cycles.

APPENDIX B

DOLLAR-COST AVERAGING

Dollar-cost averaging is a systematic investing method which can be used by investors as a disciplined technique for investing. A fixed amount of money is invested in a security (such as a stock or mutual fund) on a regu-lar basis over a period of time, regardless of whether securities markets are moving up or down.

This practice reduces average share costs to the investor who acquires more shares in periods of lower securities prices and fewer shares in peri-ods of higher prices.

While dollar-cost averaging does not assure a profit or protect against loss in declining markets, this investment strategy is an effective way to help calm the effect of fluctuations in the financial markets. Systematic invest-ing involves continuous investment in securities regardless of fluctuating price levels of such securities. Investors should consider their financial ability to continue purchases through periods of low and high price levels. As the following chart illustrates, dollar-cost averaging tends to keep the overall cost of shares lower. This example is for illustration only, and different trends would result in different average costs.

HOW DOLLAR-COST AVERAGING WORKS

$100 Invested Regularly for 5 Periods

Market Trend
--------------------------------------------------------------------
Down Up Mixed
------------------- --------------------- -----------------------
           Share  Shares    Share  Shares    Share Shares
Investment Price  Purchased Price  Purchased Price Purchased
------------------- --------------------- -----------------------
$100       10     10         6     16.6       7      10
100         9     11.1       7     14.29      9      11.1
100         8     12.5       7     14.29      8      12.5
100         8     12.5       9     11.1       9      11.1
100         6     16.67     10     10        10      10
- ---- -- ----- -- ----- -- -----
$500 ***41 62.77 ***39 66.35 ***46 54.7
*Avg. Cost: $7.97 *Avg. Cost: $7.54 *Avg. Cost: $9.14
----- ----- -----
**Avg. Price: $8.20 **Avg. Price: $7.80 **Avg. Price: $9.20
----- ----- -----
* Average Cost is the total amount invested divided by number of shares purchased.
** Average Price is the sum of the prices paid divided by number of purchases.
*** Cumulative total of share prices used to compute average prices.

Part C

Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C to this Registration
Statement

Part C - OTHER INFORMATION

ITEM 23 - EXHIBITS

(a)   Agreement and Declaration of Trust                    -1

(b)   By-laws                                               -1

(c)   Instruments Defining Rights of Securities Holders
       (1)Articles of Incorporation                         -1
       (2)Articles Supplementary                            -7

(d)   Investment Advisory Contracts                         -7

(e)   Underwriting Contract
       (1)Distribution Agreement                            -6

(f)   Bonus or Profit Sharing Contracts                     -N/A

(g)   Custodian Agreements                                  -6

(h)   Other Material Contracts
       (1)Transfer Agency Agreement                         -6
       (2)Fund Accounting Agreement                         -6

(i)   Legal Opinion                                         -7

(j)   Other Opinions
      Consent of Accountants                                -Included

(k)   Omitted Financial Statements                          -N/A

(l)   Initial Capital Agreements
       (1)Articles of Incorporation                         -1

(m)   Rule 12b-1 Plan                                       -7

(n)   Financial Data Schedule
       (1)Value & Growth Portfolio Financial Statements     -Included


(o)   Rule 18f-3 Plan                                       -N/A


        1. Incorporated by reference from Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A, filed on August 22nd, 1995.

        2. Incorporated by reference from Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A, filed on May 28th, 1996.

        3. Incorporated by reference from Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A, filed on August 13th, 1996.

        4. Incorporated by reference from Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A, filed on February 5th, 1997.

        5. Incorporated by reference from Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A, filed on November 26th, 1997.

	  6. Incorporated by reference from Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A, filed on November 30th, 1998.

	  7. Incorporated by reference from Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A, filed on September 21, 1999.


Item 24. Persons Controlled by or Under Common Control with the Fund

None

Item 25. Indemnification

The information on indemnification is incorporated by reference to Pre-Effective Amendment No. 1 to the Registrant's
Registration Statement.

Item 26. Business and Other Connections of the Investment Adviser

Information regarding the business, profession, vocation or employment of a substantial nature that each director, officer, and partner of the Registrant and Advisor is involved with or has been involved in over the last two years is listed in the Prospectus under the heading, "Who Runs the Funds?" and in the Statement of Additional Information under the headings, "Directors and Officers", and "Investment Advisor."

All other information regarding the Advisor is incorporated by reference to its Form ADV as amended:

	First Austin Capital Management, Inc.	File No. 801-31075


Item 27. Principal Underwriters

Other than the Registrant, the Principal Underwriter for the Fund also is the Principal Underwriter for the following investment companies:

Homestate Funds
Potomac Funds
Badgley Funds
Brazos Funds
Golf Associated Funds

Information regarding the Principal Underwriter, including compensation is included under the heading, "Distribution of the Funds" in the Statement of Additional Information.

Note: On 11/1/98, the Registrant changed distributors to Rafferty Capital
Markets.

Rafferty Capital Markets, Inc.
1311 Mamaroneck Avenue
White Plains, NY  10605


Item 28. Location of Accounts and Records

The following entities prepare, maintain and preserve the records required by Section 31(a) of the Investment Company Act of 1940 (the "1940 Act") for the Registrant. These services are provided to the Registrant through written agreements between the parties to the effect that such services will be provided to the Registrant for such periods prescribed by the Rules and Regulations of the Securities and Exchange Commission under the 1940 Act and such records are the property of the entity required to maintain and preserve such records and will be surrendered promptly on request:


Transfer Agent, Fund Accountant, and Custodian

Firstar Trust Company
615 E. Michigan Street, 3rd Floor
Milwaukee, WI 53202

Distributor

Rafferty Capital Markets, Inc.
1311 Mamaroneck Avenue
White Plains, NY  10605


Item 29. Management Services

Not Applicable

Item 30. Undertakings

None